UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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NEW YORK MORTGAGE TRUST, INC.
(Name of Registrant as Specified in Its Charter)

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90 Park Avenue
New York, New York 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2019

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of New York Mortgage Trust, Inc. (the “Company,” “we,” “our,” or “us”) on Friday, June 28, 2019 at 9:00 a.m., local time, at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103 to consider and take action on the following:

1.          To elect the seven directors nominated and recommended by the Board of Directors of the Company (the "Board of Directors"), each to serve until the 2020 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified;

2.          To hold an advisory vote to approve named executive officer compensation;

3.          To hold an advisory vote on the frequency of future advisory votes on named executive officer compensation;

4.          To approve an amendment to the Company's 2017 Equity Incentive Plan to increase the share reserve by 7,600,000 shares of common stock; and

5.          To consider and act upon a proposal to ratify, confirm, and approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

In addition, stockholders will consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on April 24, 2019 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record on that date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We furnish our proxy materials to our stockholders over the Internet, as we believe that this “e-proxy” process expedites stockholder receipt of proxy materials while also lowering the cost and reducing the environmental impact of our Annual Meeting. In connection with this approach, on or about April 29, 2019, we mailed a Notice Regarding the Availability of Proxy Materials (the “Notice”) to holders of our common stock as of the close of business on April 24, 2019. Beginning on the date of the mailing of the Notice, all stockholders of record had the ability to access all of the proxy materials and the Company’s Annual Report on Form 10-K on a website referred to in the Notice and to complete and submit their proxy on the Internet, over the telephone or through the mail. These proxy materials are available free of charge. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice provides instructions on how you can request a paper copy of the proxy materials if you desire and each of the Notice and proxy materials provide instructions on how you can vote your proxy. Please see the attached proxy statement or Notice for more details on how you can vote.

If you wish to attend the Annual Meeting in person, you must register not later than 3:00 p.m., local time, on June 25, 2019 by contacting Investor Relations by email at investorrelations@nymtrust.com or by phone at (646) 216-2363. Attendance at the Annual Meeting will be limited to persons that register in advance and present proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the Annual Meeting and hold your shares through an intermediary, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the Annual Meeting.

The Board of Directors appreciates and encourages your participation in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by proxy, on the Internet, by telephone or by mail. If you attend the Annual Meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

By order of the Board of Directors,

Steven R. Mumma
Chairman and Chief Executive Officer
New York, New York
April 29, 2019

This proxy statement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company’s actual results may differ from the Company’s beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to it. For a discussion of these risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and as updated by those risk factors included in the Company's subsequent filings under the Securities Exchange Act of 1934, as amended, which can be accessed at the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

PROXY SUMMARY

Proposal Roadmap
The following proposals will be voted on at the Annual Meeting of the Stockholders:

Proposal	Board Recommendation	For More Information
Proposal No. 1: Election of Directors
To elect the seven directors nominated and recommended by the Board of Directors of the Company, each to serve until the 2020 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified
	For each director	Page 6
Proposal No. 2: Advisory Vote to Approve Named Executive Officer Compensation To hold an advisory vote to approve named executive officer compensation	For	Page 9
Proposal No. 3: Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation
To hold an advisory vote on the frequency of future advisory votes on named executive officer compensation
	Annually	Page 10
Proposal No. 4: Approval of an Amendment to the Company’s 2017 Equity Incentive Plan
To approve an amendment to the Company's 2017 Equity Incentive Plan to increase the share reserve by 7,600,000 shares of common stock
	For	Page 11
Proposal No. 5: Ratification, Confirmation and Approval of Appointment of Independent Registered Public Accounting Firm
To consider and act upon a proposal to ratify, confirm, and approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019
	For	Page 20

2018 Represented a Transformational Year for the Company(1)
What We Did	Highlights
Added a team of 18 professionals, internalizing our last externally-managed business
We moved to internalize our last externally-managed business, residential distressed credit, adding a team of 18 professionals that not only covers distressed residential assets but increases our capabilities across many other residential credit opportunities.

Hired Jason Serrano as our President
In early January 2019, we hired Jason Serrano as our President. Mr. Serrano has extensive experience in all aspects of residential investing and his leadership, ability and vision are welcome additions to our firm.

Industry leading performance	We delivered total economic return for the year ended December 31, 2018 that ranked sixth out of a mortgage REIT peer group comprised of 23 companies.(2)
Set a new single-year record expanding our investment portfolio and capital base
We expanded our investment portfolio by 33% and our capital base by 21%, originating or acquiring over $1.3 billion in predominately credit assets, including $360 million in multifamily credit and $885 million in residential credit, a new single-year record for the Company. In addition, we expanded our total stockholders’ equity from approximately $972 million to $1.2 billion.

Our common equity market capitalization reached over $1 billion
As a result of successful capital raises occurring during the fourth quarter of 2018 and the first quarter of 2019, the Company’s common equity market capitalization reached over $1 billion for the first time since inception.

_________________________

(1)
Unless otherwise stated, the measures used herein refer to our results as of and for the year ended December 31, 2018; all comparative metrics refer to the year ended December 31, 2018 as compared to the year ended December 31, 2017.

(2)
We define total economic return as the change in book value per common share plus common share dividends. Please see the definition of “identified performance peer group” set forth on page 45 of this proxy statement for a list of the 23 peer mortgage REITs used for purposes of this peer group calculation.

2018 Business Highlights

•	Earned net income attributable to common stockholders in 2018 of $79.2 million, or $0.62 per share (basic), and comprehensive income to common stockholders of $51.5 million, or $0.40 per share.

•	Earned net interest income of $78.7 million and portfolio net interest margin of 253 basis points.

•	Delivered total economic return of 7.5% for the year ended December 31, 2018.

•	Produced return on common stockholders' equity of 10.6%.

•	Produced total stockholders' return of 8.4%.

•	Maintained a consistent quarterly dividend of $0.20 per common share during 2018.

•	Acquired credit assets totaling $1.2 billion.

Executive Compensation Highlights
The Compensation Committee is committed to reviewing our executive compensation program on a regular basis and making changes based on the current market compensation practices, governance trends, and the results of our advisory vote to approve our named executive officer compensation, amongst other factors. Enhancements made to our 2018 executive compensation program include:

What We Did	Highlights
Modified the 2018 Annual Incentive Plan
Modified the 2018 Annual Incentive Plan in February 2018 to reduce the number of performance measures under the quantitative component of the plan to a single measure that we believe best aligns the interests of our executives with those of our stockholders, total economic return. See “Annual Incentive Compensation” in the “Executive Compensation” section for details.

Established 2018 Long-Term Equity Incentive Program	We added a long-term equity incentive program to our overall executive compensation structure to help us reward employees for outperformance relative to our peers over the longer-term.
Amended CEO’s employment agreement to eliminate the “single trigger” for acceleration of vesting in change of control	We amended our CEO’s employment agreement during 2018 such that stock awards granted to our CEO will no longer accelerate or vest solely due to the occurrence of a change of control.
Corporate Governance Highlights
Our Board of Directors is committed to maintaining best-in-class corporate governance practices and policies that are in the best interests of our stockholders. Highlights of our corporate governance practices are provided below.

Corporate Governance Highlights
•    Independent Audit, Compensation and Nominating & Corporate Governance Committees.
•    Independent Lead Director.
•    Independent directors met in executive sessions of our Board of Directors on five separate occasions.
•    Annual election of all directors.
•    Majority voting standard in uncontested director elections.
•    43% of our Board of Directors are diverse based on gender, race or ethnicity.
•    Average director tenure equals 7.6 years.
•    Four members of our Audit Committee qualify as “audit committee financial experts.”
•    Five of our seven directors are independent.
•    No shareholder rights plan or “poison pill.”
•    No “related person transactions” in 2018.
•    Our non-employee directors and Chief Executive Officer are subject to robust stock ownership guidelines.
•    Directors and executive officers are prohibited from engaging in short-selling, pledging or hedging transactions involving our securities.
•    Our Chief Executive Officer's stock awards will not accelerate or vest solely due to a change in control.

Equity Plan Highlights
Stockholders are being asked to approve an amendment to the Company's 2017 Equity Incentive Plan (the “2017 Stock Plan”) to increase the share reserve by 7,600,000 shares of common stock that our Board of Directors has adopted (subject to stockholder approval) and unanimously recommends that stockholders approve. Since our 2017 Stock Plan was first approved by stockholders in May 2017 and in connection with our move to internalize our externally-managed businesses, the Company’s employee headcount has more than doubled from 19 to 44, and the ranks of our management team have expanded from 6 people to 8 people. Moreover, since the beginning of the quarter in which our 2017 Stock Plan was first approved by our stockholders, our total assets have increased by 41.0% and our total stockholders’ equity has increased by 39.5% . We believe that the grant of awards under the 2017 Stock Plan is a necessary tool to attract, retain and motivate employees in a highly competitive marketplace and to ensure that our executive compensation is structured in a manner that aligns our executives’ interests with our success.
The following highlights some key features of the amendment to our 2017 Stock Plan and our 2017 Stock Plan overall.

Responsible Plan Costs
•    Reasonable number of additional shares requested – 7,600,000 shares requested.
•    The increased share reserve would not have a significant potential dilutive effect. As of April 1, 2019, our dilution (calculated as the number of shares available for grant under our 2017 Stock Plan, divided by our total number of shares outstanding) was less than 1%. Potential dilution from issuances authorized under our 2017 Stock Plan as of April 1, 2019 would be 4.9% if the amendment to our 2017 Stock Plan is approved.
•    It is estimated that the increased share reserve would allow us to continue to grant awards under our 2017 Stock Plan for the next three to four years.
•    Three-year average annual "burn rate" of 0.3%, which represents the percentage of outstanding, weighted average shares awarded under our 2017 Stock Plan in prior years (based on shares of restricted stock issued and performance shares earned in each of the last three fiscal years) divided by the weighted average total number of our shares outstanding for those prior years.

Stockholder-Friendly Plan Features or Grant Practices
•    No reuse or "recycling" of shares used to satisfy exercise price or tax withholding obligations.
•    No dividends are paid on unvested awards under our current long-term equity incentive program.
•    Equity awards granted to our named executive officers under the 2017 Stock Plan are 100% performance-based.
•    Restricted stock grants to officers and employees generally vest ratably over three years.
•    No discounted options or related awards may be granted.
•    No repricing of options or stock appreciation rights permitted without stockholder approval.
•    No non-employee director may be granted during any one year awards having a value, determined on the grant date, that exceeds $500,000.
•    Awards are subject to potential reduction, cancellation, forfeiture or other clawback under certain specified circumstances.
•    The Compensation Committee, which consists only of non-employee directors who are "independent" under the listing standards of the Nasdaq Stock Market, will administer the plan.

90 Park Avenue
New York, New York 10016

PROXY STATEMENT

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials
for the 2019 Stockholder Meeting to Be Held on June 28, 2019.

This proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2018, and our other proxy materials are available at: http://www.proxyvote.com.

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of New York Mortgage Trust, Inc. (the “Company,” “we,” “our” or “us”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103 on Friday, June 28, 2019 at 9:00 a.m., local time, and at any adjournment and postponement thereof. We mailed, through intermediaries, on or about April 29, 2019, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of April 24, 2019. As a result, beginning on the date of the mailing of the Notice, all stockholders of record had the ability to access all of the proxy materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Annual Report”) on a website referred to in the Notice and as set forth above. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2018 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

The mailing address of our principal executive offices is 90 Park Avenue, New York, New York 10016. We maintain an Internet website at www.nymtrust.com. Information at or connected to our website is not and should not be considered part of this proxy statement.

We will bear the costs of this solicitation including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation through the Internet or by mail, proxies may be solicited by our directors, officers and employees, at no additional compensation, by telephone, personal interviews or otherwise. Banks, brokers or other nominees and fiduciaries will be requested to forward the Notice and information on how to access the proxy materials to beneficial owners of our common stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

Purposes of the Annual Meeting

The principal purposes of the Annual Meeting are to: (1) elect the seven directors nominated and recommended by our Board of Directors, each to serve until the 2020 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified (“Proposal No. 1”); (2) hold an advisory vote to approve named executive officer compensation (“Proposal No. 2”); (3) hold an advisory vote regarding the frequency of future advisory votes on named executive officer compensation (“Proposal No. 3”); (4) consider and act upon a proposal to approve an amendment to the Company's 2017 Equity Incentive Plan (the “2017 Stock Plan”) to increase the share reserve by 7,600,000 shares of common stock (“Proposal No. 4”); (5) consider and act upon a proposal to ratify, confirm, and approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (“Proposal No. 5”); and (6) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Our Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting.

VOTING

How to Vote Your Shares

You may vote your shares at the Annual Meeting in person. If you cannot attend the Annual Meeting in person, or you wish to have your shares voted by proxy even if you do attend the Annual Meeting, you may vote by duly authorized proxy on the Internet, by telephone or by mail. We encourage you to follow the instructions on how to vote as described below and as set forth in the Notice and the proxy card. Maryland law provides that a vote by Internet or telephone carries the same validity as your completion and delivery of a proxy card. In order to vote on the Internet, you must first go to http://www.proxyvote.com, have your Notice or proxy card in hand and follow the instructions.

In order to vote by telephone, you must call (800) 690-6903, have your Notice or proxy card in hand and follow the instructions.

Stockholders of record may vote by signing, dating and returning a proxy card in a postage-paid envelope. You may request a proxy card postage-paid envelope from us as instructed in the Notice. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Registered Holders, Beneficial Owners and “Broker Non-Votes”

Registered Holders. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the registered stockholder of record with respect to those shares, and a Notice is being sent directly to you. As the registered stockholder of record, you have the right to grant your voting proxy directly to the Company through a proxy card, through the Internet or by telephone or to vote in person at the Annual Meeting.

If you are a registered stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners and “Broker Non-Votes.” A large number of our stockholders hold their shares through a broker, trustee, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of the shares, while the broker, trustee, bank or nominee holding your shares is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, trustee, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. If your shares are held in this manner, your broker, trustee, bank or other nominee will provide you with instructions for you to use in accessing the proxy materials and directing the broker, trustee, bank or other nominee on how to vote your shares. If your shares are not directly registered in your own name and you plan to vote your shares in person at the Annual Meeting, you must contact the bank, broker, trustee or other nominee that holds your shares to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you are the beneficial owner of shares that are held in a stock brokerage account or by a bank or other nominee and you do not provide the organization that holds your shares with specific voting instructions, by rule, the organization that holds your shares may generally vote at its discretion on routine matters only. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform Broadridge Financial Solutions, Inc., which is receiving and tabulating the proxies, that it does not have the authority to vote your shares on non-routine matters. This is generally referred to as a “broker non-vote.” Because the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm is a routine matter for which specific instructions from beneficial owners are not required, no broker non-votes will arise in the context of voting for the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Conversely, the election of directors and the approval of an amendment to the 2017 Stock Plan are non-routine matters for which specific instructions from beneficial owners are required and thus, broker non-votes may arise. Additionally, the Securities and Exchange Commission (“SEC”) has specifically prohibited broker discretionary voting of uninstructed shares with respect to the advisory votes to approve named executive officer compensation and the frequency of advisory votes to approve named executive officer compensation. As a result, if you hold your shares through a broker, bank or other nominee, your broker, bank or other nominee cannot vote your shares on the election of directors, the proposal to approve an amendment to the Company's 2017 Stock Plan, or the advisory votes to approve named executive officer compensation and the frequency of advisory votes to approve named executive officer compensation in the absence of your specific instructions as to how to vote on these matters. In order for your vote to be counted on these matters, please make sure that you provide specific voting instructions to your broker, bank or other nominee.

How to Revoke Your Proxy

If you have already voted your proxy on the Internet or by telephone or returned your proxy to us by mail, you may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following actions:

•	by notifying our Investor Relations in writing that you would like to revoke your proxy;

•	by completing, at or before the Annual Meeting, a proxy card on the Internet, by telephone or by mail with a later date; or

•
by attending the Annual Meeting and voting in person. (Note, however, that your attendance at the Annual Meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares in person at the Annual Meeting to revoke an earlier proxy.)

If your shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting; Voting Procedures and Vote Required

Our Board of Directors has fixed the close of business on April 24, 2019 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. On all matters to come before the Annual Meeting, each holder of record of our common stock as of the close of business on April 24, 2019 will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share of common stock owned as of such date. As of the close of business on April 24, 2019, the Company had 190,091,655 shares of common stock outstanding.

The representation in person or by proxy of a majority of all the votes entitled to be cast on the matters to be considered at the meeting is necessary to provide a quorum for the transaction of business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you are present and entitled to vote at the Annual Meeting, or you have properly submitted a proxy card or voting instruction card, or voted by telephone or over the Internet. Both abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

With respect to the election of directors, because this is considered an uncontested election under our bylaws, a nominee for director is elected to our Board of Directors if he or she receives a majority of the votes cast for his or her election, meaning the number of shares voted for such nominee’s election exceeds the number of shares voted against such nominee’s election. Abstentions and broker non-votes will not affect the election of directors. In tabulating the voting results for the election of directors, only “for” and “against” votes are counted. If an incumbent director receives a greater number of votes against his or her election than votes for such election, such director shall tender his or her resignation as provided in our Director Resignation Policy. The Nominating & Corporate Governance Committee of our Board of Directors will then act as soon as reasonably practicable thereafter to determine whether to accept the director’s tendered resignation and will submit such recommendation for consideration by our Board of Directors. In considering whether to accept or reject the tendered resignation, the Nominating & Corporate Governance Committee and the Board will consider any factors they deem relevant or appropriate. There is no cumulative voting in the election of directors.

With respect to the advisory vote to approve named executive officer compensation and the advisory vote regarding the frequency of future advisory votes on named executive officer compensation, the affirmative vote of a majority of the votes cast on these proposals at the Annual Meeting is necessary for approval, on an advisory basis, of our named executive officer compensation and the frequency of future advisory votes on named executive officer compensation. Abstentions and broker non-votes will not count as votes cast on these proposals, and thus will have no effect on the result of the vote on these proposals.

With respect to the proposal to approve an amendment to the 2017 Stock Plan, the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting will be required for approval. Pursuant to Maryland law, abstentions will not be counted as votes cast on this proposal and thus will have no effect on the result of the vote on this proposal. As discussed above, brokers and nominees do not have discretionary authority to vote on the proposal to approve an amendment to the 2017 Stock Plan and accordingly, a broker non-vote will not be counted as a vote “for” or “against” this proposal, although it will be counted as present for purposes of establishing a quorum. As a result, abstentions and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.
With respect to the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, the affirmative vote of a majority of the votes cast on this matter at the Annual Meeting is necessary for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Abstentions will not count as votes cast on this proposal and thus will have no effect on the result of the vote. As noted above, no broker non-votes will arise in the context of the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Pursuant to our charter, holders of shares of our common stock are not entitled to exercise appraisal rights under the Maryland General Corporation Law unless our Board of Directors, upon the affirmative vote of a majority of our Board of Directors, shall determine that such rights apply to one or more transactions occurring after the date of such determination. Our Board of Directors has made no such determination with respect to the business to be considered at the Annual Meeting.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The seven persons named below have been nominated to serve on our Board of Directors until the 2020 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified. Our Board of Directors is currently comprised of seven directors, five of whom are independent in accordance with our Corporate Governance Guidelines and the listing standards of the Nasdaq Stock Market (“Nasdaq”). Each nominee is currently a director of the Company and has consented to stand for election at the Annual Meeting. The Board of Directors has no reason to believe that the persons named below as nominees for directors will be unable, or will decline to serve, if elected. For additional information regarding our corporate governance and these nominees, see “Information on Our Board of Directors and Its Committees” below.

Board of Directors Considerations in Recommending These Nominees

Our Board of Directors believes that the Board of Directors, as a whole, should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In identifying qualified director nominees, the Nominating & Corporate Governance Committee of our Board of Directors, and our Board of Directors consider, among other things, a candidate’s experience, skills, accomplishments, background, age, diversity, willingness to serve and commitment to the Company, and then review those qualities in the context of the current composition of our Board of Directors and the evolving needs of our business. Because we are listed on the Nasdaq Global Select Market, we are required to have at least a majority of our directors qualify as “independent,” as such term is defined by the Nasdaq. The Nominating & Corporate Governance Committee identifies candidates for election to our Board of Directors with input from our other directors, reviews the qualities listed above and recommends to our Board of Directors individual nominees for director.

Our Board of Directors seeks director nominees with strong reputations, experience, competence or expertise in areas relevant to the strategy and operations of our business, particularly in the finance or mortgage industries, or the proper and effective functioning of our Board of Directors. Each of the nominees for election as a director at the Annual Meeting holds or has held important positions and has operating experience or other relevant experience that meets this objective. In these positions, they have also gained experience in some or all of the following: core management skills, such as strategic and financial planning, public company financial reporting, accounting, corporate governance, risk management and leadership development.

Our Board of Directors also believes that each of the nominees listed below has other key attributes that are important to a properly functioning and effective board, including integrity and high ethical standards, sound judgment, analytical skills, the ability and desire to engage management and each other in a constructive fashion, and the commitment to devote significant time and energy to service on our Board of Directors and its committees.

Nominees for Election as Directors

The following table sets forth the names and biographical information concerning each of the directors nominated for election at the Annual Meeting:

Name	Principal Occupation	Director Since	Age
Steven R. Mumma†	Chairman and Chief Executive Officer of the Company	2007	60
Jason T. Serrano	President of the Company	2019	44
David R. Bock*	Managing Partner of Federal City Capital Advisors	2012	75
Michael B. Clement*	Chairman of the Department of Accounting at the University of Texas at Austin	2016	62
Alan L. Hainey*	Owner and Manager of Carolina Dominion, LLC	2004	72
Steven G. Norcutt*	President of Schafer Richardson, Inc.	2004	59
Lisa A. Pendergast*	Executive Director of Commercial Real Estate Finance Council	2018	57

*
Our Board of Directors has affirmatively determined that these director nominees currently are independent under the criteria described below in “Information on Our Board of Directors and Its Committees—Independence of Our Board of Directors” and “Information on Our Board of Directors and Its Committees—Board of Directors Leadership Structure.” Mr. Hainey is our Lead Director.

†	Chairman of our Board of Directors.

Steven R. Mumma is our Chairman and Chief Executive Officer. Mr. Mumma has served as Chairman of our Board of Directors since March 2015. Mr. Mumma has served as Chief Executive Officer since February 2009. Mr. Mumma was appointed President, a role he held until May 2016, and Co-Chief Executive Officer effective March 31, 2007 and served as Chief Financial Officer from November 2006 to October 2010. Prior to serving in the above capacities, Mr. Mumma served as our Chief Investment Officer, a position to which he was named in July 2005, and as Chief Operating Officer, commencing in November 2003. From September 2000 to September 2003, Mr. Mumma was a Vice President of Natexis ABM Corp., a wholly-owned subsidiary of Natexis Banques Populaires. From 1997 to 2000, Mr. Mumma served as a Vice President of Mortgage-Backed Securities trading for Credit Agricole. Prior to joining Credit Agricole, from 1988 to 1997, Mr. Mumma was a Vice President of Natexis ABM Corp. Prior to joining Natexis ABM Corp., from 1986 to 1988, Mr. Mumma was a Controller for PaineWebber Real Estate Securities Inc., the mortgage-backed trading subsidiary of PaineWebber Inc. Prior to joining PaineWebber, from 1981 to 1985, Mr. Mumma worked for Citibank in its Capital Markets Group, as well as for Ernst & Young LLP. Mr. Mumma received a B.B.A. cum laude from Texas A&M University.

Our Board of Directors concluded that Mr. Mumma should serve as a director of the Company because of his significant operational, financial and accounting experience in, and knowledge of, the Company, which he has served since shortly after our inception in 2003, and the broader mortgage-backed securities industry, where he has worked for more than 20 years. As Chairman and Chief Executive Officer of the Company, Mr. Mumma also serves as a critical link between management and our Board of Directors.

Jason T. Serrano is our President. Mr. Serrano was named President of the Company effective January 7, 2019 and became a member of our Board of Directors on March 19, 2019. Prior to joining the Company, Mr. Serrano was a Partner at Oak Hill Advisors, L.P. (“OHA”), an alternative investment management firm, from January 2014 to December 2018 and a Managing Director at OHA from April 2008 to December 2013. While at OHA, Mr. Serrano ran the mortgage investment business. Prior to joining OHA, Mr. Serrano served as a Principal at The Blackstone Group, where he led the structured finance investment team. Before Blackstone, he spent five years at Fortress Investment Group as Vice President, assisting in the management of $2 billion of distressed structured products and whole-loan portfolios. He also spent five years at Moody’s as a rating analyst for collateralized debt obligations and derivatives. He earned a bachelor of science degree from Oswego State University.

Our Board of Directors concluded that Mr. Serrano should serve as a director of the Company because of his experience with, and strategic insights into, managing, sourcing and creating multiple forms of single-family and multi-family credit assets, credit and market risks and financing matters and capital raising. Mr. Serrano also serves as a critical link between management and our Board of Directors and solidifies our senior management bench strength. Mr. Serrano was initially referred to the Nominating & Corporate Governance Committee as a potential addition to our Board of Directors by our Chief Executive Officer.

David R. Bock has served as a member of our Board of Directors since January 2012. Mr. Bock is a Managing Partner of Federal City Capital Advisors, a Washington, DC-based business and financial advisory services company, and has held this position since 2004. Mr. Bock has a background in international economics and finance, capital markets and organizational development, having served as a Managing Director of Lehman Brothers and in various executive roles at the World Bank, including as the chief of staff for the World Bank’s lending operations. Mr. Bock was the Chief Financial Officer of I-Trax, Inc., a publicly traded healthcare company prior to its sale to Walgreen’s in 2008, and previously the Chief Financial Officer of Pedestal Inc., an online mortgage trading platform. Mr. Bock served as interim Chief Executive Officer of Oxford Analytica in 2010. Mr. Bock began his professional career with McKinsey & Co. following completion of an advanced degree in economics from Oxford University, where he was a Rhodes Scholar. He received a B.A. in philosophy from the University of Washington. Mr. Bock currently serves on the boards of the Amundi Pioneer Funds complex, where he serves as chairman of the audit committee, as well as various private and charitable organizations. Mr. Bock previously served on our Board of Directors from 2004 to 2009.

Our Board of Directors concluded that Mr. Bock should serve as a director of the Company because of his extensive expertise in economics, finance and accounting and his prior experiences in our industry, as well as his prior experiences as a Chief Financial Officer, Chief Executive Officer and director of other companies.

Michael B. Clement has served as a member of our Board of Directors since June 2016. Mr. Clement is the Chairman of the Department of Accounting at the University of Texas at Austin where, since 1997, he has held the positions of professor, associate professor, and assistant professor. Mr. Clement was the Vice President of Global Investment Research for Goldman Sachs & Co. from 2002 until 2004. Mr. Clement was the Vice President of Capital Planning and Analysis from 1988 to 1991 and a Manager of the Audit Division from 1982 to 1986 at Citicorp. Prior to his employment at Citicorp, Mr. Clement was a Senior Assistant Accountant at Deloitte Haskins & Sells. Mr. Clement holds a B.B.A. in Accounting from Baruch College, an M.B.A. in Finance from the University of Chicago and a Ph.D. in Accounting from Stanford University. Mr. Clement currently serves on the board and audit committee of multiple funds that comprise the AXA Equitable funds complex.

Our Board of Directors concluded that Mr. Clement should serve as a director of the Company because of his significant expertise in accounting and his prior experience working in the finance industry.

Alan L. Hainey has served as a member of our Board of Directors since the completion of our initial public offering (“IPO”) in June 2004 and became our Lead Director in March 2015. Mr. Hainey is the owner and manager of Carolina Dominion, LLC, a real estate brokerage development and investment firm that he founded in 2004. In 2001, Mr. Hainey incorporated and funded the Merrill L. Hainey Family Foundation, a not-for-profit charitable organization dedicated to academic achievement through scholarships, where he continues to serve as President. From 1996 to 2000, Mr. Hainey operated an independent consulting practice providing advisory and marketing services to clients engaged in insurance, mortgage finance and investment management. From 1990 to 1996, Mr. Hainey served as President and Chief Operating Officer of GE Capital’s mortgage banking businesses and was a member of GE Capital's corporate executive council. From 1983 to 1990, Mr. Hainey served as President of GE Capital Mortgage Securities. Mr. Hainey received a B.A. with honors and a J.D. from the University of Missouri and a Master of Management with distinction from the Kellogg School of Northwestern University.

Our Board of Directors concluded that Mr. Hainey should serve as a director of the Company because of his valuable business, leadership and management skills obtained during his 30-plus years in the mortgage banking business, including as President of GE Capital’s mortgage banking business and as a member of its executive council.

Steven G. Norcutt has served as a member of our Board of Directors since completion of our IPO in June 2004. Mr. Norcutt has served since October 2009 as the President of Schafer Richardson, Inc., a commercial real estate management, construction, development, leasing and investment company based in Minneapolis, Minnesota. From April 2008 to October 2009, Mr. Norcutt served as Senior Vice President – Regional Manager of Guaranteed Rate Mortgage, a residential mortgage banking company headquartered in Chicago, Illinois. Prior to joining Guaranteed Rate, Mr. Norcutt served as Executive Vice President and Chief Operating Officer of Centennial Mortgage and Funding, Inc., a residential mortgage banking company based in Minnesota. Prior to joining Centennial Mortgage and Funding, Inc., Mr. Norcutt served as Senior Vice President and Portfolio Manager of Structured Finance for Reliastar Investment Research, Inc. from 1993 through 2001. Mr. Norcutt joined Reliastar Investment Research, Inc. in 1988 as Vice President and Portfolio Manager of Residential Mortgage Loans. Mr. Norcutt received an M.B.A. in Finance from the Carlson School of Business at the University of Minnesota and a B.S. in Finance from St. Cloud State University.

Our Board of Directors concluded that Mr. Norcutt should serve as a director of the Company because of his extensive operating, business and financial experience from significant tenures in both the mortgage lending and mortgage portfolio management businesses, as well as his current role as President of a commercial real estate company.

Lisa A. Pendergast has served as a member of our Board of Directors since March 2018. Ms. Pendergast is currently Executive Director of Commercial Real Estate Finance Council, a trade organization with over 305 member companies and over 9,000 individual members that covers the commercial and multi-family real estate finance markets, a position she has held since September 2016. Ms. Pendergast was Managing Director of the Commercial Mortgage-Backed Securities Strategy and Risk division of Jefferies LLC from 2009 to June 2016. From 2001 to 2009, Ms. Pendergast was Managing Director of the Commercial Mortgage-Backed Securities Strategy division of RBS Greenwich Capital. Prior to her employment at RBS Greenwich Capital, Ms. Pendergast was Managing Director in the Financial Strategies Group at Prudential Securities from 1987 to 2000. Ms. Pendergast holds a B.A. in English Literature and Political Science from Marymount College of Fordham University.

Our Board of Directors concluded that Ms. Pendergast should serve as a director of the Company because of her extensive relevant experience in the commercial and residential real estate markets, as well as her significant expertise in commercial credit and structured finance.

 Our Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees.

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provides our stockholders with an advisory vote to approve our named executive officer compensation. This advisory vote gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Although this vote is advisory and is not binding, the Board of Directors and the Compensation Committee plan to take into consideration the outcome of the vote when making future executive compensation decisions.

At our 2013 Annual Meeting of Stockholders, a majority of stockholders voted in favor of having an advisory vote to approve our named executive officer compensation each year, consistent with the recommendation of our Board of Directors. After consideration of these results and our Board of Director’s recommendation, we elected to hold future advisory votes on named executive officer compensation each year until the next advisory vote on frequency occurs. We are required under the Dodd-Frank Act to hold an advisory vote on the frequency of the advisory votes to approve named executive officer compensation at least every six years.

As described in detail under “Executive Compensation—Compensation Discussion and Analysis,” our compensation program for 2018 was designed to compensate our named executive officers in a manner that attracts and retains top performing employees, motivates our management team by tying compensation to our financial performance, and rewards exceptional individual performance that supports our overall objectives, while also consistent with our needs as a company to maintain an appropriate expense structure. Our Board of Directors believes that our current executive compensation program compensates our named executive officers in an appropriate manner in relation to the size and performance of the Company and properly aligns the interests of our named executive officers with those of our stockholders. We utilized the 2018 Annual Incentive Plan, a performance-based incentive compensation plan that serves as a means of linking compensation both to our overall performance and to objective and subjective performance criteria that are within the control of our named executive officers (the “2018 Annual Incentive Plan”), for determining incentive compensation payable to our named executive officers for performance in 2018.

During 2018, we also added a 2018 Long-Term Equity Incentive Program to our overall executive compensation structure to help us create and maintain a market competitive executive compensation program that will promote recruitment and retention of key employees and will reward employees for outperformance relative to our peers over the longer-term. Our 2018 Long-Term Equity Incentive Program provides for long-term equity awards that can be earned on December 31, 2020 based on the achievement of certain relative total stockholder return hurdles over a three-year performance period.
See the information set forth under “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Executive Compensation Information” for more information on these elements of our named executive officer compensation program.

For these reasons, the Board of Directors strongly endorses our named executive officers compensation program and recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed under the compensation disclosure rules of the SEC, including the “Executive Compensation—Compensation Discussion and Analysis,” compensation tables and narrative discussion contained in the proxy statement for the 2019 Annual Meeting of Stockholders.”

Our Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of our named executive officer compensation.

PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED

EXECUTIVE OFFICER COMPENSATION

In Proposal No. 2 above, we ask our stockholders to vote, on an advisory basis, to approve the compensation of our named executive officers.  Section 14A of the Exchange Act also provides our stockholders with the opportunity to recommend, on an advisory basis, how frequently we should provide future advisory votes on named executive officer compensation.  By voting on this Proposal No. 3, stockholders may tell us whether they would prefer to have an advisory vote on named executive officer compensation every year, every two years or every three years.

After careful consideration, our Board of Directors has determined that having an annual advisory vote on named executive officer compensation is the most appropriate policy for our Company at this time and, therefore, recommends that you vote to have future advisory votes on named executive officer compensation every year. While the Compensation Committee has attempted to design our executive compensation program in a manner that will promote a long-term connection between pay and performance, our Board of Directors recognizes that executive compensation disclosures are made annually.  An annual advisory vote on named executive officer compensation is also consistent with our practice of providing stockholders with the opportunity to ratify the Audit Committee’s selection of independent auditors annually. However, our stockholders should note that because the advisory vote on named executive officer compensation occurs well after the beginning of the performance year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and complement one another, in many cases it may not be appropriate or feasible to change our executive compensation program in consideration of any one year’s advisory vote before our next annual meeting of stockholders.

Although our Board of Directors believes that holding an advisory vote on named executive officer compensation each year currently reflects the appropriate balance, our Board of Directors may reassess this issue periodically and may vary our practice based on factors such as discussions with our stockholders and the adoption of any material changes to our compensation programs. Stockholders can choose one of four choices for this proposal on the proxy card: every “1 year,” every “2 years,” every “3 years” or “abstain.”  Stockholders are not voting to approve or disapprove our Board of Directors’ recommendation.

The option of every year, every two years or every three years that receives a majority of votes cast by our stockholders will be the frequency that has been selected by the stockholders.  If none of the options receive a majority of the votes cast, it is the Board of Directors intention to treat the option that receives the most votes as the option selected by the stockholders.  However, because this is an advisory vote, the voting results will not be binding on the Company, the Board of Directors or the Compensation Committee, although our Board of Directors will take into account the frequency receiving the most votes when deciding how often to hold advisory votes in the future.

Our Board of Directors recommends that stockholders vote to hold future advisory votes on NEO compensation every year.

PROPOSAL NO. 4: APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2017 EQUITY INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the First Amendment (the “First Amendment”) to the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan (also referred to herein as the 2017 Stock Plan), which increases the number of shares of our common stock that may be issued under the 2017 Stock Plan. As of April 1, 2019, assuming maximum payout of awards that may be earned under our 2018 and 2019 Long-Term Equity Incentive Programs, only 1,605,667 shares of our common stock remained available for issuance under the 2017 Stock Plan. Our Board of Directors believes that the 2017 Stock Plan has assisted in our recruitment and retention of key employees and has helped align their interests with the interests of our stockholders. Our Board of Directors believes that the First Amendment will allow us to continue to promote these interests.
On March 23, 2017 (the “Effective Date”), our Board of Directors adopted the 2017 Stock Plan. The 2017 Stock Plan became effective on May 11, 2017 following the receipt of stockholder approval at our 2017 annual meeting of stockholders. On April 22, 2019, our Board of Directors adopted the First Amendment, subject to the approval of our stockholders. The purpose of the First Amendment is to increase the number of shares of common stock that may be issued under the 2017 Stock Plan by 7,600,000 shares. If approved by our stockholders, the First Amendment will be effective as of April 22, 2019.
We believe that approval of the First Amendment will give us the flexibility to make stock-based awards and other awards permitted under the 2017 Stock Plan over the next three to four years in amounts determined appropriate by the Committee (as defined below); however, this timeline is simply an estimate used to determine the number of additional common shares requested pursuant to the First Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of our shares of common stock as of April 1, 2019 was $6.14 per share, as reported on the Nasdaq.
As of April 1, 2019, the total number of outstanding shares of common stock was 187,831,455. When our Board of Directors first approved our 2017 Stock Plan in March 2017, which reserved up to 5,570,000 shares for issuance, our dilution (which is the number of shares of common stock available for grant under the 2017 Stock Plan, divided by the total number of shares of our common stock outstanding) was approximately 5%. As of April 1, 2019, our dilution was less than 1%. Potential dilution from issuances authorized under our 2017 Stock Plan as of April 1, 2019 would be 4.9% if the First Amendment is approved by stockholders. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.
Consequences of Failing to Approve the Proposal
The First Amendment will not be implemented unless approved by stockholders. If the First Amendment is not approved by stockholders, the 2017 Stock Plan will remain in effect in its present form and we will continue to grant awards thereunder until the share reserve under the 2017 Stock Plan is exhausted. If that occurs, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that might be otherwise reinvested in our businesses or returned to our stockholders.
Description of the 2017 Stock Plan
A summary description of the material features of the 2017 Stock Plan, as amended to reflect the First Amendment, is set forth below. This summary does not purport to be a complete description of all the provisions of the 2017 Stock Plan or the First Amendment and is qualified in its entirety by reference to (i) the 2017 Stock Plan, which was filed as Exhibit 10.1 to our Current Report on Form 8-K on May 15, 2017 and is incorporated by reference herein, and (ii) the First Amendment, which is attached as Appendix A to this proxy statement and is incorporated by reference herein. The purpose of the 2017 Stock Plan is to provide incentives to our employees, non-employee directors and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel.
Administration
The 2017 Stock Plan is administered by the Compensation Committee of our Board of Directors, except that with respect to awards made to non-employee directors, the 2017 Stock Plan is administered by our Board of Directors. Unless otherwise determined by our Board of Directors, the Compensation Committee shall consist solely of two or more non-employee directors, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and an “independent director” under the rules of any exchange on which our common stock is listed.

The Compensation Committee may delegate to a subcommittee of directors or to one or more of our officers all or part of the Compensation Committee’s authority and duties under the 2017 Stock Plan, provided that such delegation does not (a) violate state or corporate law, (b) result in a loss of exemption under Rule 16b-3(d)(1) of the Exchange Act with respect to an award or (c) cause an award intended to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to fail to so qualify. This summary uses the term “Committee” to refer to the Compensation Committee and any delegate of the Compensation Committee, or in the case of awards made to non-employee directors, our Board of Directors.
The 2017 Stock Plan was originally designed to allow us to provide “performance-based compensation” that was tax deductible by us without regard to the limits of Section 162(m) of the Code. However, the performance-based compensation exception under Section 162(m) of the Code was eliminated by the Tax Cuts and Jobs Act of 2017.
Subject to the terms of the 2017 Stock Plan, the Committee may select participants who receive awards and will determine the types of awards and the terms and conditions of awards. The Committee also may interpret the provisions of the 2017 Stock Plan.
Number of Shares; Award Limitations
The First Amendment would increase the number of shares of our common stock available for awards under the 2017 Stock Plan by 7,600,000 shares (the “Additional Shares”). Accordingly, a total of 13,170,000 shares of our common stock would be authorized to be issued under the 2017 Stock Plan, which number also represents the maximum aggregate number of shares of common stock that may be issued under the 2017 Stock Plan through incentive stock options. This number represents approximately 7% of our outstanding common stock as of April 1, 2019. The closing sale price of a share of our common stock, as quoted on the Nasdaq on April 1, 2019, was $6.14.
If stockholders approve the First Amendment, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the Additional Shares.
Source of Shares
The shares of our common stock issuable under the 2017 Stock Plan consist of authorized but unissued shares. If any shares covered by an award are not issued or are forfeited, if an award is settled in cash or if an award otherwise terminates without issuance and delivery of any shares of common stock, then the number of shares of common stock that are forfeited, terminated or settled in cash will again be available for making awards under the 2017 Stock Plan. Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall not be available for future grants or awards.
The aggregate grant date fair value of all awards granted under the 2017 Stock Plan to each non-employee director in any calendar year may not exceed $500,000.
As noted above, the 2017 Stock Plan was originally designed to allow us to provide “performance-based compensation” that was tax deductible by us without regard to the limits of Section 162(m) of the Code and included certain limitations on the awards that could be granted to participants under the 2017 Stock Plan to the extent such awards were intended to comply with the performance-based compensation exception under Section 162(m) of the Code. However, the performance-based compensation exception under Section 162(m) of the Code was eliminated by the Tax Cuts and Jobs Act of 2017 and, hence, the limitations referenced in the preceding sentence do not apply to awards granted under the 2017 Stock Plan following the enactment of the Tax Cuts and Jobs Act of 2017.
Eligibility
Awards may be made under the 2017 Stock Plan to our or our affiliates’ employees, non-employee directors and to any other individual who provides services to us or an affiliate and whose participation in the 2017 Stock Plan is determined, by the Committee, to be in our best interests of our Company.
As of April 1, 2019, we currently have 4 executive officers, 40 other employees and 5 non-employee directors, all of whom are eligible to receive awards under the 2017 Stock Plan.

Options
The 2017 Stock Plan permits the grant of options to purchase shares of common stock intended to qualify as incentive stock options under the Code, and stock options that do not qualify as incentive stock options, referred to as nonqualified stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant (110% in the case of incentive stock options granted to a participant holding 10% or more of the Company’s common stock). The Committee may, in its sole discretion and without the consent of the participant, grant options in substitution for options held by employees of companies that we may acquire. In this case, the exercise price would be adjusted to preserve the acquisition date intrinsic value of the employee’s stock option from his or her former employer.
The term of each stock option will be fixed by the Committee but may not exceed 10 years from the date of grant (five years in the case of incentive stock options granted to a participant holding 10% or more of the Company’s common stock). The Committee will determine at what time or times each option may be exercised and the period of time, if any, after termination of employment during which options may be exercised. Except in the case of certain substitutions or certain changes in our capitalization, such as a stock dividend, stock split, extraordinary cash dividend, subdivision or consolidations of shares that affect the number of shares of our common stock or the fair market value of our common stock, the exercise price of an option may not be reduced after its grant without the approval of our stockholders. In addition, no payment may be made in cancellation of an option whose exercise price exceeds fair market value without the approval of our stockholders.
In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock, by attestation of ownership of shares of common stock, by means of a broker-assisted cashless exercise, or in any other form or manner acceptable to the Committee. Any rights or restrictions with respect to the ability to transfer an option shall be set forth in the applicable award agreement, except that any option may be transferred by will or by the laws of descent and distribution. Incentive stock options granted under the 2017 Stock Plan are nontransferable other than by will or laws of descent and distribution.
Stock Appreciation Rights
Stock appreciation rights, or SARs, may be awarded under the 2017 Stock Plan. Stock appreciation rights entitle the participant to receive a number of shares of common stock, cash or a combination of shares and cash, based on the increase in the fair market value of the shares from their grant date fair market value. The term of any SAR will be determined by the Committee, but in no event will an SAR have a term of more than 10 years from the date of grant (five years in the case of an SAR that is related to an incentive stock option granted to a participant holding 10% or more of the Company’s common stock). Any rights or restrictions with respect to the ability to transfer an SAR shall be set forth in the applicable award agreement, except that any SAR may be transferred by will or by the laws of descent and distribution. An SAR that relates to an incentive stock option is nontransferable other than by will or laws of descent and distribution.
Stock Awards
The 2017 Stock Plan also permits the grant of stock awards, either in the form of restricted stock or unrestricted common stock. A participant’s rights in the stock award may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria. These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below.
Restricted Stock Units
The 2017 Stock Plan also allows the grant of restricted stock units, or RSUs, meaning the right to receive common stock, cash or a combination of common stock and cash in the future. At the time the RSU is granted, the Committee will specify the terms and conditions which govern the RSU, and will specify whether dividend equivalent rights are granted in connection with the RSUs. A participant’s rights in the RSU may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria (or a combination of the two). These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below.

Performance Awards
Performance awards are awards granted to participants that are based upon performance goals specified by the Committee. The Committee may designate participants to receive performance awards and may specify the number of shares of common stock or the other securities or property covered by such awards as well as the terms and conditions of the awards. At the time the performance award is granted, the Committee will specify the terms and conditions which govern the performance award and will specify whether dividend equivalent rights are granted in connection with the performance award. A participant will be entitled to receive payment pursuant to the performance award, subject to continued employment or service and/or the satisfaction of certain goals tied to performance criteria. The performance period applicable to any performance award shall be set by the Committee but may not exceed 10 years. Performance awards may be settled in cash, by the issuance of shares, by the delivery of other securities or property or a combination thereof.
As noted above, the 2017 Stock Plan contains provisions that originally allowed for the grant of performance awards intended to satisfy the requirements associated with the performance-based compensation exception under Section 162(m) of the Code (generally referred to as, “Section 162(m) Awards”). The Tax Cuts and Jobs Act of 2017 eliminated the performance-based compensation exception. Due to such legislation, we do not anticipate granting any Section 162(m) Awards in the future and such provisions are not discussed in this proposal.
Other Equity-Based Awards
Other equity-based awards means awards, other than incentive awards, options, SARs, stock awards, restricted stock unit awards, or performance awards, that entitle the participant to receive shares of common stock or rights or units valued in whole or in part by reference to, or otherwise based on, common stock or other equity interests. The Committee may designate participants to receive other equity-based awards and will specify the number of shares of common stock or the other securities or property covered by such awards as well as the terms and conditions of the awards. At the time such other equity-based award is granted, the Committee will specify the terms and conditions which govern the award and will specify whether dividend equivalent rights are granted in connection with the award. Other equity-based awards may be settled in shares of common stock, cash, or a combination of the two.
Incentive Awards
Incentive awards entitle the participant to receive a single lump sum payment which may be in cash, shares of common stock or a combination of cash and shares of common stock, in the discretion of the Committee. At the time an incentive award is granted, the Committee will specify the terms and conditions which govern the award.
Substitute Awards
Awards may be granted in substitution or exchange for any other award granted under the 2017 Stock Plan or under another plan or any other right of a participant to receive payment from us. Awards may be also be granted under the 2017 Stock Plan in substitution for similar awards held by individuals who become participants as a result of a merger, consolidation, acquisition or similar transaction.
Adjustments for Stock Dividends and Similar Events
Our Board of Directors will make appropriate adjustments in the number and terms of outstanding awards and the number of shares of common stock available for issuance under the 2017 Stock Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits, spin-off and other similar events listed in the 2017 Stock Plan.
Change in Control
The 2017 Stock Plan provides that the Committee is authorized to take certain actions if there is a change in control of our Company. The Committee may prescribe that (i) outstanding awards will become vested or exercisable upon the change in control, (ii) outstanding awards will be replaced with substitute awards issued by the surviving company in the change in control or (iii) outstanding awards will be canceled in exchange for a payment equal to the amount received by our stockholders in the transaction or, in the case of options and stock appreciation rights, the amount by which that value exceeds the option exercise price or initial value of the stock appreciation right.

Under the 2017 Stock Plan, a change in control is generally defined to include (i) the acquisition by any person of the direct or indirect beneficial ownership of at least 50% of our outstanding voting securities; (ii) the transfer of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders hold less than 50% of the voting power of the surviving or resulting entity; (iv) our directors, including subsequent directors recommended or approved by our directors, cease to constitute a majority of our Board of Directors; or (v) the complete liquidation of our Company or of all or substantially all of our assets.
Clawback
Any portion of the payments and benefits provided under the 2017 Stock Plan or the sale of shares of common stock shall be subject to any written clawback policies that we adopt. Such clawback policy may subject a participant’s awards and amounts paid or realized with respect to awards to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that we determine should apply to the 2017 Stock Plan.
Amendment or Termination of the 2017 Stock Plan
While our Board of Directors may terminate or amend the 2017 Stock Plan at any time, no amendment may adversely impair the rights of participants with respect to outstanding awards. In addition, any amendment will be contingent on approval of our stockholders to the extent required by law, the rules of the Nasdaq or other exchange on which our common stock is then listed or if the amendment would increase the benefits accruing to participants under the 2017 Stock Plan, materially increase the aggregate number of shares of common stock that may be issued under the 2017 Stock Plan (except for adjustments made in connection with a stock dividend or similar event), or materially modify the requirements as to eligibility for participation in the 2017 Stock Plan.
Unless terminated earlier, the 2017 Stock Plan will terminate on the tenth anniversary of the Effective Date, but will continue to govern unexpired awards.
Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the 2017 Stock Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the 2017 Stock Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonqualified stock options and SARs with an exercise price less than the fair market value of shares of common stock on the date of grant, SARs payable in cash, restricted stock units, and certain other awards that may be granted pursuant to the 2017 Stock Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
Tax Consequences to Participants
Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares of common stock on the date of exercise. Subject to the discussion under “-Tax Consequences to Us” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the shares of common stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to Us,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held shares of common stock in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.
The 2017 Stock Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the 2017 Stock Plan allows the Committee to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of common stock, the potential for future appreciation or depreciation of the shares of common stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2019, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Other Awards: Stock Awards, Restricted Stock Units, Other Equity-Based Awards, Incentive Awards and Performance Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to an incentive award or performance award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received.
A recipient of a stock award or other equity-based award or the receipt of shares pursuant to an incentive award or performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of common stock will commence on the later of the date the shares of common stock are received or the restrictions lapse. Subject to the discussion below under “-Tax Consequences to Us,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Tax Consequences to Us
Reasonable Compensation. In order for the amounts described above to be deductible by us (or one of our subsidiaries), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2017 Stock Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Section 162(m). Our ability (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the 2017 Stock Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits
Because awards granted under the 2017 Stock Plan are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2017 Stock Plan using the Additional Shares. Therefore, the New Plan Benefits Table is not provided.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information as of December 31, 2018 with respect to compensation plans under which our equity securities are authorized for issuance. We have no such plans that were not approved by our security holders.

Plan category	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders	—	3,865,174

(1)
Number of securities remaining available for future issuance as of December 31, 2018 assumes maximum payout of awards that may be earned under our 2018 Long-Term EIP, but gives no effect to awards made under the 2019 Long-Term EIP, which were granted subsequent to December 31, 2018.

Board of Director Recommendation on Proposal
All members of our Board of Directors and our executive officers and other senior employees are eligible for awards under the 2017 Stock Plan and thus have a personal interest in the approval of the First Amendment.
Our Board of Directors recommends a vote “FOR” the adoption and approval of the First Amendment. The management proxy holders will vote all duly submitted proxies “FOR” adoption and approval of the First Amendment unless duly instructed otherwise.

PROPOSAL NO. 5: RATIFICATION, CONFIRMATION AND APPROVAL OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is directly responsible for the appointment, evaluation, compensation, retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Grant Thornton has served as our independent registered public accounting firm since December 2009.

The Audit Committee annually reviews Grant Thornton’s independence and performance in deciding whether to retain Grant Thornton or engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•	Grant Thornton's historical and recent performance on our audit;

•	Grant Thornton's capability and expertise in handling the breadth and complexity of our business;

•	Appropriateness of Grant Thornton's fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms; and

•	Grant Thornton's independence and tenure as our auditor.

Based on this evaluation, the Audit Committee believes that Grant Thornton is independent and that it is in the best interests of our Company and our stockholders to retain Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Grant Thornton as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019. Although we seek ratification of the appointment of Grant Thornton as our independent registered public accounting firm, the ratification of the appointment of Grant Thornton does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of the Company and its stockholders. If our stockholders do not ratify, confirm and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board of Directors.

We expect that a representative of Grant Thornton will be present at the Annual Meeting where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

Our Board of Directors recommends that you vote “FOR” the ratification, confirmation and approval of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

INFORMATION ON OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance Highlights

Our Board of Directors is committed to maintaining best-in-class corporate governance practices and policies that are in the best interests of our stockholders. Highlights of our corporate governance practices are provided below:

•	Five of our seven directors are independent.

•	Independent Audit, Compensation and Nominating & Corporate Governance Committees.

•	Independent Lead Director.

•	Independent directors met in executive sessions of our Board of Directors on five separate occasions.

•	Annual election of all directors.

•	Majority voting standard in uncontested director elections.

•	43% of our Board of Directors are diverse based on gender, race or ethnicity.

•	Average director tenure equals 7.6 years.

•	Four members of our Audit Committee qualify as “audit committee financial experts.”

•	No shareholder rights plan or “poison pill.”

•	No “related person transactions” in 2018.

•	Our non-employee directors and Chief Executive Officer are subject to robust stock ownership guidelines.

•	Directors and executive officers are prohibited from engaging in short-selling, pledging or hedging transactions involving our securities.

•	Our Chief Executive Officer's equity awards will not accelerate or vest solely due to a change in control.

Independence of Our Board of Directors

Our Corporate Governance Guidelines and the listing standards of the Nasdaq require that a majority of our directors be independent. Our Board of Directors has adopted the categorical standards prescribed by the Nasdaq to assist our Board of Directors in evaluating the independence of each of our directors. The categorical standards describe various types of relationships that could potentially exist between a board member and the Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and our Board of Directors affirmatively determines that the director has no material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including certain business relationships for which disclosure may be required in this proxy statement, our Board of Directors will deem such person to be independent. A director shall not be independent if he or she satisfies any one or more of the following criteria:

•
A director who is, or who has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, employed as an executive officer of the Company;

•
A director who has accepted or who has an immediate family member, serving as an executive officer, who has accepted, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (excluding compensation for board or board committee service, compensation paid to an immediate family member who is an employee of the Company (but not an executive officer of the Company), and benefits under a tax-qualified retirement plan, or non-discretionary compensation);

•
A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor, or was a partner or employee of the Company’s outside auditor who worked on our Company’s audit at any time during any of the past three years;

•
A director who is, or whose immediate family member is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

•
A director who is, or whose immediate family member is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of that organization’s consolidated gross revenues for that year, or $200,000, whichever is greater, other than (i) payments arising solely from investments in that organization’s securities, and (ii) payments under non-discretionary charitable contribution matching programs.

Our Board of Directors will also consider a director’s charitable relationships when assessing director independence.

Under these criteria, our Board of Directors has determined that the following members of our Board of Directors are independent: David R. Bock, Michael B. Clement, Alan L. Hainey, Steven G. Norcutt, and Lisa A. Pendergast. We presently have seven directors, including these five independent directors.

To assist in the discharge of its responsibilities, our Board of Directors has established three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating & Corporate Governance Committee. The principal responsibilities of each committee are described below. Actions taken by any committee of our Board of Directors are reported to our Board of Directors, concurrent with or at the meeting following such action. Each standing committee has a written charter, a current copy of which is available for review on our website at www.nymtrust.com.

Audit Committee

The Audit Committee of our Board of Directors is comprised of Messrs. Clement (Chairman), Bock, Hainey and Norcutt and Ms. Pendergast. Our Board of Directors has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence requirements for audit committee members set forth in the rules of the SEC and in accordance with the Company’s independence criteria discussed under “—Independence of Our Board of Directors,” and that each of the members of the Audit Committee can read and understand fundamental financial statements and as such, is financially literate, as that term is interpreted by our Board of Directors. In addition, our Board of Directors has determined that each of Messrs. Bock, Clement and Norcutt and Ms. Pendergast is an “audit committee financial expert” as that term is defined in the SEC rules. For more information regarding the relevant experience of our audit committee financial experts, see each such individual's biography set forth under “Proposal No. 1: Election of Directors—Nominees for Election as Directors.” Mr. Clement also serves on the board and audit committee of multiple funds that comprise the AXA Equitable Holdings, Inc. complex. Our Board of Directors considers the AXA Equitable Holdings, Inc. complex to be one fund for purposes of the Audit Committee's charter. Mr. Bock also serves on the board and audit committee of the multiple funds that comprise the Amundi Pioneer Funds complex. Our Board of Directors considers the Amundi Pioneer Funds complex to be one fund for purposes of the Audit Committee’s charter.

The Audit Committee operates under a written charter adopted by our Board of Directors. The primary purpose and responsibilities of the Audit Committee include, among other things:

•assisting our Board of Directors in fulfilling its oversight responsibility relating to:

▪	the integrity of our financial statements and financial reporting process, our systems of internal accounting and financial controls and other financial information provided by us;

▪	our compliance with legal and regulatory requirements; and

▪	the evaluation of risk assessment and risk management policies;

•
overseeing the audit and other services of our independent registered public accounting firm, including the selection of the lead audit engagement partner, and being directly responsible for the appointment, replacement, evaluation, independence, qualifications, compensation and oversight of our independent registered public accounting firm, who reports directly to the Audit Committee;

•
monitoring non-audit services provided by the independent registered public accounting firm and the related fees for such services for purposes of determining the independence of the independent registered public accounting firm;

•
fostering open communication, including meeting periodically with management, the internal auditor and the independent registered public accounting firm in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately;

•
reviewing and discussing with management and the auditors our quarterly and annual financial statements and report on internal control and the independent registered public accounting firm’s assessment thereof; and

•	reviewing and approving related party and conflict of interest transactions and preparing the audit committee report for inclusion in our annual proxy statements for our annual stockholder meetings.

 The Audit Committee met 13 times during the year ended December 31, 2018 and met four times in executive session with our independent registered public accounting firm. For more information, please see “Audit Committee Report” herein.

Compensation Committee

The Compensation Committee of our Board of Directors is comprised of Messrs. Norcutt (Chairman), Bock, Clement and Hainey and Ms. Pendergast. Our Board of Directors has determined that each of the Compensation Committee members is independent in accordance with the Company’s independence criteria discussed under “—Independence of Our Board of Directors” and the independence standards of the Nasdaq that apply to Compensation Committee members. The Compensation Committee operates under a written charter adopted by our Board of Directors. In addition, the Compensation Committee administers our incentive compensation plans and equity-based compensation plans and programs. The Compensation Committee’s basic responsibility is to ensure that our Chief Executive Officer and other key members of management are compensated fairly and effectively in a manner consistent with the Company’s stated compensation strategy, competitive practice, applicable regulatory requirements and performance results.

The Compensation Committee met nine times during the year ended December 31, 2018.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee of our Board of Directors is comprised of Messrs. Hainey (Chairman), Bock, Clement and Norcutt and Ms. Pendergast. Our Board of Directors has determined that each of the Nominating & Corporate Governance Committee members is independent in accordance with the independence criteria discussed under “—Independence of Our Board of Directors.” The Nominating & Corporate Governance Committee operates under a written charter adopted by our Board of Directors. Among other duties, this committee:

•	identifies, selects, evaluates and recommends to our Board of Directors candidates for service on our Board of Directors;

•	oversees the evaluation of our Board of Directors and management; and

•	oversees compliance with our stock ownership guidelines for non-employee directors and our Chief Executive Officer.

 The Nominating & Corporate Governance Committee met five times during the year ended December 31, 2018.

Other Committees

From time to time, our Board of Directors may establish other committees as circumstances warrant. Those committees will have the authority and responsibility as delegated to them by our Board of Directors.

Executive Sessions of Our Independent Directors

The independent directors of our Board of Directors will occasionally meet in executive session that excludes members of the management team. During 2018, the independent directors of our Board of Directors met in executive session five times. Our Board of Directors has established a process by which the Lead Director will preside over meetings of our independent directors. Pursuant to this process, the Lead Director has the power to lead the meetings of our independent directors, set the agenda and determine the information to be provided. However, in practice, these meetings tend to be less formal procedurally and, generally, allow for each participant to raise such matters and discuss such business as that independent director deems necessary or desires. Stockholders and other interested persons may contact the Lead Director, who is independent, in writing by mail c/o New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York 10016, Attention: Secretary. All such letters will be forwarded to the Lead Director. For more information on how to communicate with our other directors, see “—Communications with Our Board of Directors.”

Board of Directors Leadership Structure

Pursuant to our Corporate Governance Guidelines, our Board of Directors has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors. Instead, the Board of Directors believes this determination is part of the succession planning process and should be considered upon the appointment or re-appointment of a chief executive officer.

Our Board of Directors is currently led by its Chairman, Steven R. Mumma, who also serves as our Chief Executive Officer. Mr. Mumma was appointed as the Chairman of our Board of Directors, effective March 30, 2015. In connection with Mr. Mumma’s appointment as Chairman, our Board of Directors has adopted a policy that provides that in the event our Chairman is also an executive officer of the Company, our independent directors will select a Lead Director from among themselves. Mr. Alan Hainey, an independent director of the Company since 2004, serves as our Lead Director, a role he was initially appointed to on March 30, 2015. Our Lead Director's role exists, according to our Board of Director’s policy, (i) to provide leadership to our Board of Directors when the joint roles of Chairman and Chief Executive Officer could potentially be in conflict; (ii) to ensure that our Board of Directors operates independently of management; and (iii) to provide our directors with an independent leadership contact.

Our Lead Director's responsibilities, as set forth in our Board of Directors’ policy, include:

•
chairing an executive session during each Board of Directors meeting without management (including without our Chairman and Chief Executive Officer) present in order to give independent directors an opportunity to fully and frankly discuss issues, and to provide feedback and counsel to our Chairman and Chief Executive Officer concerning the issues considered;

•	reviewing and discussing with our Chairman and Chief Executive Officer the matters to be included in the agenda for meetings of our Board of Directors;

•	acting as liaison between our Board of Directors and the Chief Executive Officer;

•
establishing, in consultation with our Chairman and Chief Executive Officer, and with the Nominating & Corporate Governance Committee, procedures to govern and evaluate our Board of Directors’ work, to ensure, on behalf of stockholders, that our Board of Directors is (i) appropriately approving our corporate strategy and (ii) supervising management's progress against achieving that strategy; and

•	ensuring the appropriate flow of information to our Board of Directors and reviewing the adequacy and timing of documentary materials in support of management's proposals.

Our Board of Directors has vested the offices of Chairman and Chief Executive Officer in Mr. Mumma because it believes that combining the roles of Chairman and Chief Executive Officer facilitates the flow of information between management and our Board of Directors, while providing the appropriate balance between independent oversight of management and efficiency of the operation of our Board of Directors. Furthermore, our Board of Directors believes that having our Board of Directors’ deliberation of strategic alternatives framed by the person who (i) is the most knowledgeable about the Company and its industry, (ii) has been most instrumental in transforming the Company from a vertically integrated residential mortgage origination and portfolio investment manager into a diversified investment portfolio manager, and (iii) is responsible for executing our strategy is the optimal means for our Board of Directors to discharge its responsibility of establishing strategy. For these reasons, we believe our Board of Directors leadership structure is appropriate for the Company and does not affect our Board of Directors’ approach to risk oversight.

Our Board of Directors’ Role in Risk Oversight

We face a variety of risks, including interest rate risk, credit risk, and liquidity risk, many of which are discussed under “Item 1A. Risk Factors,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 7A. Quantitative and Qualitative Disclosures About Market Risk,” each included in our Annual Report on Form 10-K for the year ended December 31, 2018. Our Board of Directors has oversight responsibility with regard to assessment of the major risks inherent in our business and the measures we use to address and mitigate such risks, while our Chairman and Chief Executive Officer and other members of our senior management team having responsibility for continually assessing and managing those risks. In performing its oversight role, our Board of Directors believes that an overall review of risk is inherent in its consideration of our long-term strategies and in the transactions and other matters presented to it and that an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to our Chairman and Chief Executive Officer or other officers of the Company and, as appropriate, to our Board of Directors or relevant committee thereof, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into management and our Board of Directors’ decision-making.
While our Board of Directors is ultimately responsible for our risk oversight, the committees of our Board of Directors assist our Board of Directors in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise. For example, the Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor, manage and mitigate potential significant risk exposures. In providing such oversight, the Audit Committee may also discuss such processes and controls with our internal and independent auditors. The Compensation Committee likewise assists our Board of Directors in fulfilling its risk oversight responsibilities with respect to the management of risks associated with compensation program design by reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us. The Nominating and Governance Committee assists our Board of Directors with oversight of risk management relating to corporate governance, Board of Directors organization and Board of Directors membership.
Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our executive officers, including our principal executive officer and principal financial officer, and to our other employees. We have also adopted a Code of Ethics for senior financial officers, including the principal financial officer. The Code of Business Conduct and Ethics and the Code of Ethics for senior financial officers are both available on our website at www.nymtrust.com, “Corporate Governance”.

Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the written charters of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Code of Ethics for senior financial officers, on our website at www.nymtrust.com under the “Corporate Governance” section of the website. A copy of any of these documents will be provided free of charge to any stockholder upon request by writing to New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York 10016, Attention: Investor Relations. Information at or connected to our website is not and should not be considered a part of this proxy statement.

Director Nominations

The Nominating & Corporate Governance Committee of our Board of Directors performs the functions of a nominating committee, including identifying, evaluating and recommending to our Board of Directors candidates for service on our Board of Directors who satisfy the qualification requirements described in our Corporate Governance Guidelines.

The Nominating & Corporate Governance Committee’s charter provides that the committee will consider candidates recommended by stockholders for service on our Board of Directors. Stockholders should submit any such recommendations for the consideration of the Nominating & Corporate Governance Committee through the method described under “—Communications with Our Board of Directors” below. In addition, any stockholder of record entitled to vote for the election of directors at the 2020 Annual Meeting of Stockholders may nominate persons for election to our Board of Directors if that stockholder complies with the notice procedures summarized in “—Stockholder Proposals for Our 2020 Annual Meeting” below.

The Nominating & Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of our Board of Directors based on various criteria, including a nominee's experience, skills, accomplishments, background, age and diversity, and then reviews those qualifications in the context of the current composition of our Board of Directors and the evolving needs of our business. In addition, the Nominating & Corporate Governance Committee will evaluate a candidate’s independence, diversity, skills and experience in the context of our Board of Directors’ needs.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but our Board of Directors and the Nominating & Corporate Governance Committee strive to nominate directors with a variety of complementary skills so that, as a group, our Board of Directors will possess the appropriate talent, skills and expertise to oversee our business. Although we have no policy regarding diversity, both our Board of Directors and the Nominating & Corporate Governance Committee seek a broad range of perspectives and consider many factors, including the personal characteristics (gender, ethnicity, age and background) and experience (industry, professional and public service) of directors and prospective nominees to our Board of Directors.

Communications with Our Board of Directors

We provide a process for stockholders to send communications to our Board of Directors. Stockholders can send communications to our Board of Directors and, if applicable, to any committee or to specified individual directors in writing to such committee or individual director, c/o New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York 10016, Attention: Secretary. We do not screen mail, except when warranted for security purposes, and all such letters will be forwarded to our Board of Directors and any such specified committee or individual directors.

Stockholder Proposals for Our 2020 Annual Meeting

Our Board of Directors will provide for presentation of proposals by our stockholders at the 2020 Annual Meeting of Stockholders, provided that these proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals.

Stockholders intending to submit proposals for presentation at our 2020 Annual Meeting of Stockholders, tentatively scheduled to be held in June 2020, must submit their proposals in writing, and we must receive these proposals at our executive offices on or before December 31, 2019 for inclusion in our proxy statement and the form of proxy relating to our 2020 Annual Meeting of Stockholders. We will determine whether or not to include any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitations of proxies and other relevant regulations of the SEC. We will not consider proposals received after December 31, 2019 for inclusion in our proxy materials for our 2020 Annual Meeting of Stockholders.

Although stockholder proposals received by us after December 31, 2019 will not be included in our proxy materials for the 2020 Annual Meeting of Stockholders, stockholder proposals may be included in the agenda for the 2020 Annual Meeting of Stockholders if properly submitted in accordance with our bylaws. Our bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given in writing to our Secretary not later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our bylaws must be delivered in writing via personal delivery or United States certified mail, postage prepaid to our Secretary c/o New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York 10016, not earlier than December 31, 2019, and not later than January 30, 2020. The stockholder filing the notice of nomination must include:

•	As to the stockholder giving the notice:

▪	the name and address of such stockholder and/or stockholder associated person, as they appear on our stock ledger, and current name and address, if different;

▪	the class, series and number of shares of stock of the Company beneficially owned by that stockholder and/or stockholder associated person; and

▪
to the extent known, the name and address of any other stockholder supporting the nominee for election or re-election as a director, or the proposal of other business known on the date of such stockholder’s notice.

•	As to each person whom the stockholder proposes to nominate for election as a director:

▪	the name, age, business address and residence address of the person;

▪	the class, series and number of shares of stock of the Company that are beneficially owned by the person;

▪	the date such shares were acquired and the investment intent of such acquisition;

▪
all other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC; and

▪	the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected.

In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by us within the time limits described above. That notice must include:

•	the information described above with respect to the stockholder proposing such business;

•	a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

•	any material interest of the stockholder in such business.

Directors Attendance at Meetings of our Board of Directors and Annual Meeting

Our Board of Directors held 17 meetings, including four regularly scheduled quarterly meetings, during 2018. All directors who were members of our Board of Directors for the year ended December 31, 2018 attended 75% or more of the aggregate number of meetings of the Board of Directors and its committees on which they served during 2018.

We have a policy that directors attend the Annual Meeting of Stockholders. Each member of our Board of Directors who was a director of the Company at the time of our 2018 Annual Meeting of Stockholders attended the 2018 Annual Meeting of Stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no material related party transactions during 2018.

Related Person Transaction Policy

Our Board of Directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000 and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and (i) all material facts about the transaction, (ii) the benefits to us of the related party transaction, (iii) if applicable, the availability of other sources of comparable products and services and (iv) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Our Secretary, together with outside legal counsel, would then assess whether the proposed transaction is a “related person transaction” and, if so, communicate that information to the Audit Committee. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, amendment or termination of such transaction. Our policy requires any member of the Audit Committee who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

COMPENSATION OF DIRECTORS

As compensation for serving on our Board of Directors in 2018, our non-employee directors received a combination of cash retainer of $120,000 and stock having a value of approximately $90,000. Our Chairman and Chief Executive Officer and our President only receive compensation for their services as our officers and receive no additional compensation for their service on our Board of Directors. Our directors have been, and will continue to be, reimbursed by us for reasonable out-of-pocket expenses incurred in connection with their service on our Board of Directors and any and all committees thereof.

The following table presents information relating to the total compensation of our directors for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash	Stock Awards and Fees Earned or Paid in Common Stock (1)	Total
David R. Bock	$120,000	$90,004	$210,004
Michael B. Clement	$120,000	$90,004	$210,004
Alan L. Hainey	$120,000	$90,004	$210,004
Steven G. Norcutt	$120,000	$90,004	$210,004
Lisa A. Pendergast (2)	$90,000	$90,004	$180,004

(1)
Represents the June 2018 stock awards of 14,611 shares of common stock. All of the shares issued to our non-management directors were non-forfeitable as of the date of grant and were issued under the 2017 Stock Plan (as defined in “Executive Compensation—Certain Defined Terms”). The amounts shown in this column represent the grant date fair value of the stock computed in accordance with FASB Accounting Standards Codification ("ASC") Topic 718.

(2)	Ms. Pendergast became a director in March 2018 and was paid cash fees for the final three quarters of 2018.

Non-Employee Director Stock Ownership Guidelines

Our Board of Directors believes that significant ownership of our common stock by our directors helps to align the interests of our directors with those of our stockholders and is consistent with our commitment to sound corporate governance. Pursuant to our Director Stock Ownership Guidelines approved by our Board of Directors, non-employee directors are required to hold our common stock with a value equivalent to three times their annual cash retainer, or $360,000, and have from the later of five years from the adoption of the Director Stock Ownership Guidelines or the fifth anniversary of the date of the director’s commencement of service on our Board of Directors to comply. At any time that a director is not in compliance with these guidelines, such director will not be permitted to sell or dispose of any shares of our common stock except to the extent that such sale or disposal relates to payment of taxes associated with the vesting of restricted shares, or an award, of common stock. As of the date of this proxy statement, all non-employee directors have either exceeded their ownership requirement or remain within the five-year compliance period. For more information on the share ownership of our non-employee directors, see “Share Ownership of Certain Beneficial Owners and Our Directors and Executive Officers” herein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our executive officers, directors and any persons beneficially owning more than ten percent (10%) of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our directors and executive officers during 2018.

Based on our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 2018, with the exception of one delinquent Form 4 filing for each of Steven R. Mumma, Nathan R. Reese and Kristine R. Nario-Eng each relating to one transaction occurring on February 13, 2018 that was originally filed on February 16, 2018 and subsequently amended on February 20, 2018. To our knowledge, all transactions have been reported.

EXECUTIVE OFFICERS

The following table and biographies contain information regarding our executive officers. These officers are appointed annually by our Board of Directors and serve at the Board of Directors’ discretion.

Name	Age	Position
Steven R. Mumma	60	Chairman and Chief Executive Officer
Jason T. Serrano	44	President
Nathan R. Reese	40	Chief Operating Officer and Secretary
Kristine R. Nario-Eng	39	Chief Financial Officer

For information on Messrs. Mumma and Serrano, please see their biographical descriptions provided above under the caption “Proposal No. 1: Election of Directors—Nominees for Election as Directors.”

Nathan R. Reese is our Chief Operating Officer and Secretary. Mr. Reese was named Chief Operating Officer of the Company effective September 19, 2018. Mr. Reese previously served as a Managing Director and has served as Secretary of the Company since January 1, 2008. On March 25, 2009, our Board of Directors designated Mr. Reese an executive officer of the Company. In his capacity as Chief Operating Officer, Mr. Reese is responsible for the Company’s operations, including certain portfolio activity, loan servicing, treasury functions, and information technology. Prior to his current position, Mr. Reese was employed by the Company as a Senior Securitization Analyst from October 2005 to October 2007 and as a Portfolio Operations Manager from April 2004 to October 2005. Before joining the Company in April 2004, Mr. Reese was a Financial Associate with The Vanguard Group based in Malvern, Pennsylvania. He holds a B.A. in Finance from La Salle University.

Kristine R. Nario-Eng is our Chief Financial Officer. Ms. Nario-Eng was named Chief Financial Officer of the Company effective May 14, 2014. Ms. Nario-Eng previously served as the Company’s Controller, a position she held since joining the Company in November 2012. Prior to joining the Company, Ms. Nario-Eng was an Assistant Vice President at Deutsche Bank AG (and certain of its affiliates) from August 2010 to November 2012, where she held positions in financial control and accounting services. Prior to joining Deutsche Bank AG, Ms. Nario-Eng was employed at Grant Thornton LLP from October 2005 to August 2010, where she gained experience in managing and supervising financial statement audits of privately- and publicly-held companies in various industries, including hedge funds, broker-dealers, private equity companies and REITs. Ms. Nario-Eng is a Certified Public Accountant (inactive) and graduated Cum Laude from the University of Santo Thomas, Manila, Philippines.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information, as of April 24, 2019, regarding our common stock owned of record or known by us to be owned beneficially by each person owning more than five percent of our common stock, each director and nominee for director, each named executive officer and all directors, nominees and executive officers as a group. As of April 24, 2019, we had 190,091,655 shares of common stock outstanding. Except as noted below, each of the stockholders identified in the table below has sole voting and investment power over the common stock beneficially owned by that person and the address for each individual listed below is: c/o New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York 10016.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
BlackRock, Inc. (1)	26,784,393	14.1%
Steven R. Mumma	709,592	*
Jason T. Serrano	161,812	*
Nathan R. Reese	93,773	*
Kristine R. Nario-Eng	61,600	*
Alan L. Hainey	154,296	*
Steven G. Norcutt	88,346	*
David R. Bock	76,278	*
Michael B. Clement	40,296	*
Lisa A. Pendergast	14,611	*
All directors and executive officers as a group (9 persons)	1,400,604	0.7%

*	Represents less than one percent of our issued and outstanding shares.
(1)
Information based on a Schedule 13G/A filed with the SEC on January 31, 2019 by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. The reporting person has sole voting power over 26,406,015 shares of common stock and sole dispositive power over 26,784,393 shares of common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We are a real estate investment trust, or REIT, for U.S. federal income tax purposes, in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets. Our investment portfolio includes (i) structured multi-family property investments such as multi-family CMBS and preferred equity in, and mezzanine loans to, owners of multi-family properties, (ii) residential mortgage loans, including distressed residential mortgage loans, non-QM loans, second mortgages, and other residential mortgage loans, (iii) non-Agency RMBS, (iv) Agency RMBS and (v) certain other mortgage-related and residential housing-related assets. Our hybrid investment strategy and the industry in which we operate (mortgage REIT) require that we maintain a highly qualified executive management team with strong operational skills.

The information set forth under this Compensation Discussion and Analysis (“CD&A”) section describes the executive compensation program that was in place for 2018 for our Chief Executive Officer (Steven R. Mumma), our Chief Operating Officer and Secretary (Nathan R. Reese) and our Chief Financial Officer (Kristine R. Nario-Eng) (collectively, our “Named Executive Officers” or “NEOs”). We had no other named executive officers in 2018.

This CD&A explains the overall objectives, elements and policies underlying our named executive officer compensation program for 2018. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Future compensation programs that we adopt may differ materially from current programs.

NEO Compensation Program Objectives for 2018

The Compensation Committee of our Board of Directors is responsible for establishing and administering policy, on an annual basis, with respect to the compensation of our NEOs. We are committed to providing an executive compensation program that supports the following goals and philosophies:

•	aligning our management team’s interests with stockholders’ expectations of return on investment;

•	motivating and rewarding our management team to grow long-term earnings and book value in a manner that is consistent with prudent risk-taking and based on sound corporate governance practices; and

•	attracting and retaining an experienced and effective management team while also maintaining an appropriate expense structure.

Structure of Our 2018 NEO Compensation Program

As discussed in more detail herein, our 2018 NEO compensation program is comprised of the following primary compensation elements:

•	base salary, which is fixed annually and compensates individuals for daily performance;

•
annual incentive compensation that is based on achievement of certain corporate and individual performance objectives under the 2018 Annual Incentive Plan (defined below) and payable in cash and/or shares of restricted stock that vest ratably over three years from the date of grant; and

•
long-term incentive awards that are payable in shares of our common stock that may become earned and non-forfeitable based on the attainment of relative total stockholder return hurdles at the end of a three-year performance period.

Management’s Assessment of our Performance in 2018

The following is a summary of our key results and achievements in 2018:

•	earned net income attributable to common stockholders of $79.2 million, or $0.62 per share, for the year ended December 31, 2018, an increase of 3.8% over the prior year;

•	produced return on common stockholders' equity of 10.6%;

•	maintained relatively stable book value per common share ranging from $6.00 to $5.65;

•	produced total stockholders' return (common stock price change plus dividends) of 8.4%;

•	produced total economic return (change in book value per common share plus common share dividends) of 7.5%;

•
issued approximately 43.3 million shares of our common stock through public offerings at an average public offering price of $6.16 per share, all of which was issued at levels that were accretive to our book value per share at the time of issuance; and

•	grew our total assets by 22.2%, primarily through the acquisition of credit assets totaling $1.2 billion.

Highlights of Our NEO Compensation Program in 2018

The following is a summary of the highlights of our 2018 NEO compensation program:

•
total compensation for our NEOs in 2018 was $5.4 million, or $0.04 per weighted average share of common stock outstanding in 2018, including 2018 Long-Term EIP (defined below) awards that cannot generally be earned and paid until December 31, 2020;

•
base salary represented 30% of total compensation for our NEOs in 2018, including 2018 Long-Term EIP awards that cannot generally be earned and paid until December 31, 2020, and just 24% of our Chief Executive Officer's total compensation; and

•
approximately 66% of the total compensation for our NEOs in 2018, including 2018 Long-Term EIP awards that cannot generally be earned and paid until December 31, 2020, was subject to a performance-based incentive plan, while 70% of our Chief Executive Officer's total compensation in 2018 was subject to a performance-based incentive plan.

Certain Defined Terms

The following defines certain of the commonly used terms in this “Executive Compensation” section:

•
“2010 Stock Plan” refers to the equity incentive plan approved by our stockholders at the 2010 Annual Meeting of Stockholders of the Company pursuant to which we granted equity awards to our NEOs prior to the approval of the 2017 Stock Plan;

•	“2017 Stock Plan” refers to the equity incentive plan approved by our stockholders at the 2017 Annual Meeting of Stockholders of the Company pursuant to which we may grant equity compensation awards;

•
“2018 Long-Term EIP” refers to our long-term equity incentive program that provides for the grant to our NEOs and certain other key employees in 2018 of performance stock units ("PSUs") that will become earned and non-forfeitable based on the attainment of relative total stockholder return hurdles over a three-year performance period that commenced on January 1, 2018 and ends on December 31, 2020;

•
“2019 Long-Term EIP” refers to our long-term equity incentive program that provides for the grant to our NEOs and certain other key employees in 2019 of PSUs that will become earned and non-forfeitable based on the attainment of relative total stockholder return hurdles over a three-year performance period that commenced on January 1, 2019 and ends on December 31, 2021;

•
“Incentive Compensation Plan” or “ICP” refers to the framework, initially adopted by our Board of Directors in 2013 and as amended in 2015, that served as a basis for determining annual performance-based incentive compensation payable to our NEOs in 2016 and 2017;

•	“2017 Annual Incentive Plan” refers to the ICP for determining incentive compensation payable to our NEOs for performance in 2017;

•	“2018 Annual Incentive Plan” refers to the annual incentive plan approved by our Board of Directors and the Compensation Committee for performance in 2018; and;

•	“2019 Annual Incentive Plan” refers to the annual incentive plan approved by our Board of Directors and the Compensation Committee for performance in 2019.

Chief Executive Officer Stock Ownership Guidelines

Our Board of Directors believes that significant ownership of our common stock by our Chief Executive Officer helps to align the interests of our Chief Executive Officer with those of our stockholders and is consistent with our commitment to sound corporate governance. Pursuant to our Executive Stock Ownership Guidelines approved by our Board of Directors, our Chief Executive Officer is required to own shares of our common stock having a value equal to at least five times his base salary, and has from the later of five years from the adoption of the Executive Stock Ownership Guidelines or the fifth anniversary of the Chief Executive Officer’s promotion to such position to comply. At any time that our Chief Executive Officer is not in compliance with these guidelines, he will not be permitted to sell or dispose of any shares of our common stock except to the extent that such sale or disposal relates to payment of taxes associated with the vesting of restricted shares of common stock or other equity awards. As of the date of this proxy statement, Mr. Mumma’s stock ownership complies with our Executive Stock Ownership Guidelines.

Our other executive officers are not currently required to achieve or maintain any particular level of stock ownership in us, although we encourage stock ownership through the structure of our executive compensation programs. For more information on the share ownership of our executive officers, see “Share Ownership of Certain Beneficial Owners and Our Directors and Executive Officers” herein.

Scope of Authority of Compensation Committee

The Compensation Committee has overall responsibility for approving, evaluating and, in some cases, recommending to our Board of Directors, on an annual basis, director and officer compensation plans, policies and programs, including determining salaries, annual cash incentive awards, long-term equity awards, restricted stock awards, change in control and termination arrangements and director fees. Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate and pay any compensation consultant to be used to assist in the evaluation of director and senior executive compensation, as well as the authority to retain special legal, accounting or other consultants to advise the committee and may form subcommittees and delegate its authority to such subcommittees.

Role of Our Independent Compensation Consultant

In June 2017, the Compensation Committee engaged an independent compensation consultant, FPL Associates, L.P. ("FPL"), to serve as its independent compensation consultant on executive and director compensation matters. FPL was engaged to perform a review of, and make recommendations with respect to, the design of our 2018 compensation programs for both our executives and our independent directors. The engagement included assisting the Compensation Committee in reviewing (i) our overall executive compensation program to ensure that it is (A) market competitive and supports our stated compensation philosophy and (B) aligned with our business strategy and objectives and (ii) our independent director compensation program to provide detailed benchmark analysis of independent director compensation paid at appropriate benchmark companies and information on the compensation components paid by the benchmark companies to independent directors. Pursuant to its engagement, FPL provided advice and analysis to the Compensation Committee on the design, structure and level of executive and director compensation for our 2018 compensation programs, and attended meetings of the Compensation Committee and participated in executive sessions without members of management present. FPL reported directly to the Compensation Committee. In 2018, the Compensation Committee again engaged FPL as its independent compensation consultant on executive and director compensation matters for 2019. The Compensation Committee has reviewed, and to the extent it continues to engage FPL in the future will review, on at least an annual basis, FPL’s performance and provides FPL with direct feedback.

The Compensation Committee recognizes that it is essential to receive objective advice from its compensation advisers. To that end, the Compensation Committee assessed the independence of FPL pursuant to the Compensation Committee’s Charter and SEC rules and concluded that FPL was and continues to be independent. In addition, the Compensation Committee concluded that FPL's work for the Compensation Committee has not raised any conflicts of interest.

Overview of Certain FPL Recommendations for 2018

The Compensation Committee adopted substantially all of FPL’s recommendations with respect to changes from our 2017 executive compensation program, including increased base salaries for Mr. Reese and Ms. Nario-Eng, changes to the annual incentive plan such as the use of total economic return ("TER") as a single performance measure, a reduction of the minimum and increase in the maximum hurdles for quantitative performance, minor adjustments to the weighting of quantitative and qualitative measures for Mr. Reese and Ms. Nario-Eng as well as the formula for allocating cash and restricted stock under the annual incentive plan. In addition, the Compensation Committee accepted the recommendation of FPL with respect to the establishment and design of a long-term equity incentive program put in place beginning in 2018.

Process for Setting Executive Compensation

Overview

The Compensation Committee has primary responsibility for reviewing, setting and approving the compensation of our Chief Executive Officer and reviewing, approving and recommending to our Board of Directors, compensation for our other NEOs in a manner that is effective and consistent with our overall executive compensation strategy. The Compensation Committee reviews on an individual basis the performance of our NEOs and, with respect to the compensation of Mr. Reese and Ms. Nario-Eng, it also considers the recommendations of our Chairman and Chief Executive Officer.

The Compensation Committee generally reviews compensation levels for our NEOs near the beginning of each calendar year in determining base salaries and budgeted amounts for total compensation for the new fiscal year, and then meets again following the end of such fiscal year to review the Company’s and the NEOs’ actual performance, at which time it typically makes determinations with respect to annual cash and equity incentive compensation. With respect to long-term equity incentive awards, the Compensation Committee intends to make award determinations close to the beginning of the performance period of the applicable award. In situations where we hire or promote a new NEO during the fiscal year, the Compensation Committee may make base salary and incentive compensation determinations in close proximity to the NEO's hiring or promotion date. The Compensation Committee may also adjust or modify awards subsequent to the initial grant date to give effect to changes to base salary that may occur during any given year.

The Compensation Committee reviews all elements of compensation and total compensation payable to each of our NEOs. As part of its annual review of the compensation of our NEOs, the Compensation Committee typically considers a number of factors in determining or structuring compensation, including the nature of the executive’s job and the responsibilities related thereto, the executive’s job performance compared to goals and objectives established for the Company and the executive at the beginning of the year, the experience level of the executive in his or her current position, the compensation levels of competitive jobs within a peer group of companies selected by the Compensation Committee with the assistance of our independent compensation consultant, our financial performance and financial condition, the execution of our investment and financing strategy, the impact of compensation determinations on our budgeted operating expense ratios and certain other factors. These factors described above may vary from year to year in importance to, and usage by, the Compensation Committee, depending upon market conditions, corporate priorities and individual circumstances.

As discussed below in “—Compensation Benchmarking and Use of Peer Groups,” we do not directly link the compensation of our NEOs to any specific target market percentile. However, the Compensation Committee recognizes that because a portion of our NEO's total compensation is driven by a formulaic and objective process under both our annual incentive plans and long-term equity incentive programs, there may be instances when these performance-based plans fail to achieve the plan's objective. In these cases, the Compensation Committee may utilize the discretion, if any, afforded to it under these plans to adjust, by means of an equity grant, discretionary cash bonus or combination thereof, the incentive compensation outcomes predicated by the formulaic approach provided by these plans.

The Compensation Committee also reviews and makes recommendations to our Board of Directors annually with respect to the compensation of our non-management directors. In setting director compensation, our Board of Directors generally considers the compensation practices and levels for directors paid by a peer group selected by the Compensation Committee and by other mortgage REITs, as well as the expected time commitment from the non-management directors in such year.

Compensation Benchmarking and Use of Peer Groups

Prior to September 2017, the Compensation Committee reviewed the compensation levels and practices of a small group of internally-managed mortgage REITs and specialty-finance companies (“former peer group”), generally for purposes of understanding the range of total compensation paid to similarly situated executives to our NEOs. Generally, this analysis excluded externally-advised mortgage REITs because these REITs tend to have few, if any, employees that are compensated directly and/or fully by the REIT. Instead, such persons’ compensation tends to be paid by the external manager (or its affiliates) of the REIT, and as a result, the REIT itself is required to disclose publicly little to no compensation information regarding its NEOs.

Beginning in 2017, the Compensation Committee engaged FPL, in part to benchmark the compensation levels and practices relating to our NEOs and other executive officers against a larger sample size of industry-based compensation levels and practices. With the assistance of FPL, the Compensation Committee conducted a benchmarking analysis for 2018 with respect to the compensation levels and practices of our NEOs. While it is the Compensation Committee’s goal to provide compensation opportunities that are responsive to both individual and corporate-level performance and that are competitive within industry standards, the Compensation Committee has not established, nor does it seek to establish, a policy of directly linking compensation for our NEOs to any specific target market percentile for NEO pay levels. The Compensation Committee believes that because pay practices and compensation levels among participants in our industry can vary significantly from one year to the next, the use of a specific target market position may not necessarily reflect the Compensation Committee’s assessment of performance as the primary driver of pay levels. Instead, the Compensation Committee attempts to structure our executive compensation program for our NEOs in a manner that is both competitive enough to retain their services and rewards their performance, but is also consistent with our needs to maintain an appropriate expense structure.

At the outset of the benchmarking process, the Compensation Committee reviewed, with the assistance of FPL, the possible composition of our peer group, including the size of the peer group and the rationale for including certain companies, each of which have similarity to us based on one or more factors, including business focus, size and/or geography. Because of the limited compensation information available for mortgage REITs, the Compensation Committee has, with input from FPL, developed a peer group that extends beyond mortgage REITs. This peer group also includes other real estate-focused finance companies and certain equity REITs, each of which have similarity to us based on business focus, size and/or geography and the executives of which are required to have similar skills and experience as our executives. In addition, this peer group may include companies that have, in prior years, been identified by proxy advisory firms as comparable to us in their evaluation of us in connection with developing their annual Say-on-Pay vote recommendation, or that we may compete with in recruiting talent.

In considering the peer group analysis provided by FPL, the Compensation Committee focused on developing a peer group comprised of between 8 and 20 companies that are between 0.5 times and 2.0 times our size and are either direct competitors to us or who otherwise are industry-relevant. The Compensation Committee determined to exclude externally-managed mortgage REIT’s from our peer group due to the limited publicly available comparative compensation data for their executives.

In light of this approach, the Compensation Committee, in the fall of 2017, identified the following 14 companies against which our compensation practices would be reviewed for purposes of designing our 2018 executive compensation program. We sometimes refer to these 14 companies as our “peer group”:

Arbor Realty Trust, Inc.	iStar, Inc.
Capstead Mortgage Corporation	Ladder Capital Corp.
CYS Investments, Inc.	Lexington Realty Trust
Dynex Capital, Inc.	MFA Financial, Inc.
Gramercy Property Trust, Inc.	PennyMac Financial Services, Inc.
Hannon Armstrong Sustainable Infrastructure Capital, Inc.	RAIT Financial Trust
Institutional Financial Markets, Inc.	Redwood Trust, Inc.

Consideration of Prior "Say-on-Pay" Votes
At the 2018 Annual Meeting of Stockholders, the advisory vote on executive compensation was approved by approximately 91% of shares voted. The level of support on the advisory vote was considered by the Compensation Committee in its decision making with respect to the structure of our compensation program for 2018.
Executive Compensation Program Components for 2018

Our 2018 executive compensation program was comprised of three separate and primary elements, including base salary, annual incentive compensation and long-term equity awards (in the form of the 2018 Long-Term EIP). In developing our executive compensation program for 2018, the Compensation Committee considered (i) market practices among our peer group, (ii) our existing compensation structure and its effectiveness, (iii) internal pay equity, (iv) the retention of key employees of our Company and (v) the recommendations of FPL. The following provides an overview of our approach to each primary element of our NEO compensation program and an analysis of the compensation paid under each of these elements.

Base Salary

Base salary, which represents the fixed element of our executive compensation program, provides for basic economic security at a level that allows us to retain the executive’s services. The Compensation Committee generally establishes annual base salaries for our NEOs commensurate with the level of experience that the executive brings to the position, the nature of the responsibilities required of the executive, such as whether the executive is performing in multiple roles, how successful the executive is in achieving goals established by the Compensation Committee and the executive’s contributions to the Company and internal pay equity considerations, but does not assign any specific weights to these factors. As discussed in other parts of this CD&A, the Compensation Committee also gives significant consideration to the size of the Company and our budgeted operating expenses in setting annual base salaries and has not historically targeted base salaries for our NEOs to any specific level within the range of base salaries paid by our peer group. Base salaries are reviewed annually and may be adjusted to better match competitive market levels or to recognize an executive’s professional growth and development, increased responsibility or other discretionary factors.

In February 2018, the Compensation Committee elected to increase base salaries from 2017 levels for Mr. Reese and Ms. Nario-Eng for fiscal year 2018, with each of Mr. Reese’s and Ms. Nario-Eng’s set at $400,000. The determination to increase base salaries in 2018 for these NEOs was driven primarily by internal management reorganization and pay equity considerations and by our desire to establish a base salary that drives total compensation towards levels that are more competitive with the base salaries and total compensation paid by our peer group for these roles. Mr. Mumma’s annual base salary was unchanged at $800,000.

Annual Incentive Compensation

Annual incentive compensation, in the form of cash incentive compensation and restricted stock awards, is available to each of the NEOs under the 2018 Annual Incentive Plan. Annual incentive compensation serves as a means of linking annual compensation both to our overall performance and to objective and subjective performance criteria that are within the control of the NEOs.  The Compensation Committee believes that restricted stock awards subject to time-based vesting conditions are important to motivate and reward the NEOs for maximizing stockholder value, and also help create an incentive for talented employees to remain with us on a longer-term basis, while the cash incentive compensation payable under the 2018 Annual Incentive Plan provides NEOs with current income for achieving performance criteria during 2018.

Pursuant to the 2018 Annual Incentive Plan, our NEOs had the opportunity to earn annual incentive compensation upon achieving certain corporate financial and non-financial goals. The 2018 Annual Incentive Plan, which provided for no minimum award or guaranteed payment, was comprised of two parts: a quantitative component and a qualitative component. Pursuant to the 2018 Annual Incentive Plan, Mr. Mumma’s incentive compensation was weighted such that 80% was based on performance under the quantitative component and 20% under the qualitative component, while Mr. Reese’s incentive compensation was weighted such that 60% was based on performance under the quantitative component and 40% under the qualitative component. The Compensation Committee set Ms. Nario-Eng’s incentive compensation under the 2018 Annual Incentive Plan to be weighted such that 50% was based on performance under the quantitative component and 50% was based on performance under the qualitative component. Because Mr. Mumma is our most senior executive and has ultimate responsibility over our investment portfolio and other business decisions, our success or failure is highly dependent on him. As a result, the Compensation Committee concluded that Mr. Mumma’s incentive compensation should be weighted more heavily on our achievement of the performance criteria under the quantitative component as compared to the weighting of components for Mr. Reese and Ms. Nario-Eng. In addition, because Ms. Nario-Eng does not have management responsibility for investment strategy, asset selection or portfolio management, unlike Mr. Reese, the Compensation Committee concluded that Ms. Nario-Eng’s performance under the quantitative component should be weighted at 50%. Prior to 2018, Mr. Reese's incentive compensation had been weighted 65%/35% and Ms. Nario-Eng's 25%/75%. The change in weighting for these executives in 2018 was primarily a function of internal management reorganization and pay equity considerations, and solely in Ms. Nario-Eng's case, to make a greater percentage of her annual incentive compensation subject to quantitative criteria.

Quantitative Component

For the 2018 Annual Incentive Plan, the Compensation Committee determined that the quantitative component would be based on a single performance measure, TER. The Compensation Committee reached this determination after assessing, with the assistance of FPL, (i) the effectiveness of the 2017 Annual Incentive Plan and the ICPs utilized in prior years and their three quantitative performance measures of adjusted return on equity, TER and total common stockholder return (“TSR”) in rewarding management for absolute performance on an annual basis and (ii) management's ability to effectively influence the outcomes under such criteria on an annual basis. In selecting TER as the sole performance measure under the quantitative component for 2018, the Compensation Committee concluded that TER is the most optimal method for measuring management's absolute performance on an annual basis and that management is better able to influence TER on an annual basis as compared to TSR, which the Compensation Committee believes is better suited to awards based on a multi-year performance period. The ultimate amount of the payout under the quantitative component of the 2018 Annual Incentive Plan was contingent on the Company exceeding a specified return hurdle ("Quantitative Component Measure Hurdle") for the 2018 fiscal year. For purposes of the 2018 Annual Incentive Plan, TER was defined as (A) the sum of (i) the Company’s book value per common share at December 31, 2018 minus the Company's book value per common share at December 31, 2017 and (ii) the aggregate dividends per common share declared by the Company during 2018, divided by (B) the Company’s book value per common share at December 31, 2017.

In addition, as part of the Compensation Committee’s goal to create and maintain a market competitive executive compensation program, the Compensation Committee, with the assistance of FPL, also examined the Quantitative Component Measure Hurdles under the 2018 Annual Incentive Plan to ensure these hurdles were at appropriate levels to award management's absolute performance. This examination included a review of the actual performance level achieved by the Company, changing market conditions and the hurdle levels utilized by other internally-managed mortgage REITs.
Based on this review, the Compensation Committee modified the range of Quantitative Component Measure Hurdles under the 2018 Annual Incentive Plan for minimum and maximum performance relative to prior years by (i) reducing the minimum hurdle from 8% to 6% and (ii) increasing the maximum performance hurdle from 14% to 16%. In making this change, the Compensation Committee concluded that (i) the Quantitative Component Measure Hurdle for minimum performance was too high in light of current market conditions and market practices and the current return environment for new investments and (ii) the Quantitative Component Measure Hurdle for maximum performance should be pushed higher to require significant outperformance for maximum compensation levels under the 2018 Annual Incentive Plan.

The following table sets forth the Quantitative Component Measure Hurdle and corresponding incentive compensation payouts for each of the NEOs under the quantitative component of the 2018 Annual Incentive Plan:

Named Executive Officer	Quantitative Component Measure Hurdle(1)	Payout as a % of Base Salary Upon Achievement of Hurdle (2)
Steven R. Mumma	Less than 6%	—
	6%	100%
	11%	200%
	16%	300%
Nathan R. Reese	Less than 6%	—
	6%	50%
	11%	100%
	16%	150%
Kristine R. Nario-Eng	Less than 6%	—
	6%	50%
	11%	100%
	16%	150%

(1)	At the discretion of the Compensation Committee, payout percentages may exceed the stated payout percentage for achievement of the Quantitative Component Measure Hurdle in excess of 16%.

(2)
For fiscal year 2018, if performance was between the threshold (6%) and target (11%) or between the target (11%) and maximum (16%), the performance level achieved was determined by applying linear interpolation to the performance interval. For example, attainment of a Quantitative Component Measure Hurdle of 8.5% for the 2018 fiscal year would entitle Mr. Mumma to a percentage payout under the quantitative component equal to 150%. Actual incentive compensation earned under the quantitative component was calculated by multiplying, (i) in the case of of Mr. Mumma, 80% by the product of the applicable payout percentage and Mr. Mumma’s base salary, (ii) in the case of Mr. Reese, 60% by the product of the applicable payout percentage and Mr. Reese’s base salary, and (iii) in the case of Ms. Nario-Eng, 50% by the product of the applicable payout percentage and Ms. Nario-Eng’s base salary.

For 2018, the Compensation Committee concluded that the Quantitative Component Measure Hurdle achieved was 7.5% under the 2018 Annual Incentive Plan. Set forth in the table below is the payout calculation for each of our NEOs based on achievement of the Quantitative Component Measure Hurdle at 7.5%.

Named Executive Officer	Base Salary	Payout as a % of Base Salary	Weighted Percentage	Quantitative Incentive Payout Amount
Steven R. Mumma	$800,000	130%	80%	$832,000
Nathan R. Reese	$400,000	65%	60%	$156,000
Kristine R. Nario-Eng	$400,000	65%	50%	$130,000

Notwithstanding the tables above, the Compensation Committee was authorized under the 2018 Annual Incentive Plan to increase or decrease the percentage payout under the quantitative component based on our performance relative to our peer group. The Compensation Committee did not make any adjustments to the percentage payout under the quantitative component for any of our NEOs for fiscal year 2018.

Qualitative Component

Under the qualitative component, a NEO was eligible to receive annual incentive compensation equal to, in the case of Mr. Mumma, between zero and three times Mr. Mumma’s base salary multiplied by 20%, in the case of Mr. Reese, between zero and one and one-half times Mr. Reese’s base salary multiplied by 40%, and in the case of Ms. Nario-Eng, between zero and one and one-half times Ms. Nario-Eng’s base salary multiplied by 50%. Under the qualitative component, the Compensation Committee considered the following performance factors, in addition to any other factors that the Compensation Committee deemed to be appropriate, when determining the payout amount under this component: (i) in the case of Mr. Mumma, (A) leadership of the Company, (B) investor relations, shareholder communications and capital raising, (C) our performance relative to budget and (D) risk management and capital preservation and (ii) in the case of our other NEOs, qualitative performance objectives determined annually by the Chief Executive Officer and our Board of Directors, which included criteria such as (A) business unit or functional area performance and (B) leadership and organizational development.

The following table sets forth the hurdles and corresponding annual incentive compensation payouts for each of the NEOs under the qualitative component of the 2018 Annual Incentive Plan:

Named Executive Officer	Qualitative Component Performance Hurdle	Payout as a % of Base Salary Upon Achievement of Hurdle
Steven R. Mumma	Minimum	100%
	Target	200%
	Maximum	300%
Nathan R. Reese	Minimum	50%
	Target	100%
	Maximum	150%
Kristine R. Nario-Eng	Minimum	50%
	Target	100%
	Maximum	150%

The Compensation Committee had the discretion to determine the qualitative component at levels between the performance levels identified in the table above. Set forth in the table below is the payout calculation for each of our NEOs based on the Compensation Committee's determination of the qualitative component of the 2018 annual incentive compensation.

Named Executive Officer	Base Salary	Payout as a % of Base Salary	Weighted Percentage	Qualitative Incentive Payout Amount
Steven R. Mumma (1)	$800,000	300%	20%	$480,000
Nathan R. Reese (2)	$400,000	125%	40%	$200,000
Kristine R. Nario-Eng (3)	$400,000	100%	50%	$200,000

(1)
In the case of Mr. Mumma, the Compensation Committee considered his navigation of a challenging interest rate environment in 2018, which helped produce a 7.5% total economic return for the Company, which the Compensation Committee considered to be a solid performance relative to other hybrid mortgage REITs (including internally- and externally-managed hybrid mortgage REITs), his leading role in the internalization of the Company's last remaining externally-managed business and the successful integration of a new team of investment professionals, the growth of our capital base primarily through successful public equity offerings all at accretive prices to our book value per share that generated gross proceeds of approximately $267 million, his leadership in growing our total assets by 22.2% in 2018, his role in maintaining a strong culture of risk management and a disciplined approach to capital preservation. As a result, the Compensation Committee determined that Mr. Mumma achieved the maximum performance under the qualitative component (i.e., 300%).

(2)
In the case of Mr. Reese, the Compensation Committee, with the input of our Chief Executive Officer, determined that, among other things, Mr. Reese was actively involved in the successful implementation of the investment and financing strategies of the Company, played a key role in the integration of a new team of investment professionals and was instrumental in successfully executing our 2018 business plan. As a result, the Compensation Committee determined that Mr. Reese achieved above target performance under this component (i.e., 125%).

(3)
In the case of Ms. Nario-Eng, the Compensation Committee, with the input of our Chief Executive Officer, determined that, among other things, Ms. Nario-Eng was successful in directing the activities performed by our finance and accounting staff in support of our business activities, specifically including her significant role in the internalization process and integration of a new team of investment professionals. As a result, the Compensation Committee determined that Ms. Nario-Eng achieved target performance under this component (i.e., 100%).

Total Compensation Earned and Paid Under the 2018 Annual Incentive Plan

Our NEOs earned the following amounts of total compensation in 2018 under the 2018 Annual Incentive Plan:

Named Executive Officer	Incentive Compensation Earned Under Quantitative Component	Incentive Compensation Earned Under Qualitative Component	Total Incentive Compensation Earned in 2018	% of Incentive Compensation Paid in Cash	% of Incentive Compensation Paid in Restricted Stock
Steven R. Mumma	$832,000	$480,000	$1,312,000	55%	45%
Nathan R. Reese	$156,000	$200,000	$356,000	75%	25%
Kristine R. Nario-Eng	$130,000	$200,000	$330,000	75%	25%

Compensation Under the 2018 Annual Incentive Plan Paid in Restricted Stock

As noted above, a portion of annual incentive compensation earned under the 2018 Annual Incentive Plan is payable, depending on the size of the total award earned under the 2018 Annual Incentive Plan, in shares of restricted stock, subject, in each case, to the discretion of the Compensation Committee and the terms of the 2017 Stock Plan (or successor plan). Shares of restricted stock issued as part of the compensation earned under the 2018 Annual Incentive Plan were issued from the 2017 Stock Plan and vest ratably on an annual basis over a three-year period from the date of grant. Pursuant to the 2018 Annual Incentive Plan, for incentive compensation earned up to 1.0 times the base salary of the NEO, 25% of that amount will be paid in shares of restricted stock, while 75% of any incentive compensation earned in excess of 1.0 times the NEOs base salary will be paid in shares of restricted stock. Prior to 2018, the ICPs for the applicable fiscal year provided that 25% of the NEOs total annual incentive compensation would be paid in shares of restricted stock at each of the minimum, target and maximum payout levels under the applicable ICP, except that Mr. Mumma would receive 38% and 50% of this total annual incentive compensation in the form of restricted stock at the target and maximum payout levels, respectively. The following table sets forth the percentage of aggregate compensation earned under the 2018 Annual Incentive Plan at various payout levels for fiscal year 2018 that are required to be paid in restricted common stock:

Named Executive Officer	Minimum	Target	Maximum
Steven R. Mumma	25%	50%	58%
Nathan R. Reese	25%	25%	42%
Kristine R. Nario-Eng	25%	25%	42%

For 2018, the Compensation Committee awarded, in accordance with the terms of the 2018 Annual Incentive Plan, a total of 91,969 shares of restricted stock to Mr. Mumma (having a grant date fair value of approximately $584,000, which is based on the closing sale price of our common stock on February 5, 2019, the date the stock award was approved by our Compensation Committee), 14,016 shares of restricted stock to Mr. Reese (having a grant date fair value of approximately $89,000) and 12,992 shares of restricted stock to Ms. Nario-Eng (having a grant date fair value of approximately $82,500). The formulaic approach of having equity incentive awards subject to time-based vesting conditions tied directly to incentive compensation earned under the 2018 Annual Incentive Plan was influenced by (i) our desire to increase the executive’s ownership stake in the Company and better align the executive’s interests with those of our stockholders, (ii) our desire to increase the amount of non-cash, equity incentive compensation earned by our Chief Executive Officer as a percentage of his total compensation, (iii) our desire to provide our NEOs with a competitive balance of current cash compensation and equity compensation subject to time-based vesting conditions that rewards performance and increases the executive’s incentive to remain with the Company over the longer-term and (iv) our desire to create an incentive compensation plan that spreads the expense of a portion of the incentive compensation program over a three-year period.

Restricted stock awards are frequently utilized by the Compensation Committee as a form of equity incentive award due, in part, to the distribution policies and requirements of REITs and the effect that those distribution requirements tend to have on our common stock price, which tends to make stock options a less desirable form of equity incentive award.

Long-Term Equity Incentive Compensation

Following a review of our compensation programs and upon FPL’s recommendation, the Compensation Committee and our Board of Directors determined to add a new element to our executive compensation program for 2018 in the form of a long-term equity incentive program (2018 Long-Term EIP). As part of its deliberations in determining whether to add a long-term equity incentive element, the Compensation Committee considered (i) market practices among our peer group, (ii) our existing compensation structure and its effectiveness, (iii) internal pay equity and (iv) the retention of key employees of our Company.  The Compensation Committee ultimately concluded that the inclusion of a long-term equity award program in our overall compensation structure was necessary to help us create and maintain a market competitive executive compensation program that promotes the recruitment and retention of key employees and rewards employees for outperformance relative to a peer group over the longer-term.
During the first quarter of 2018, the Compensation Committee and our Board of Directors approved the grant of PSUs to the NEOs and certain other employees as part of our 2018 Long-Term EIP. The awards were issued pursuant to and are consistent with the terms and conditions of the 2017 Stock Plan.

The 2018 PSU awards are subject to performance-based vesting under the 2017 Stock Plan pursuant to a form of PSU award agreement approved by the Compensation Committee and our Board of Directors (the “PSU Agreement”) in February 2018. The target number of 2018 PSUs subject to the awards granted to our NEOs is as follows:

Named Executive Officer	Target Number of 2018 PSUs
Steven R. Mumma	259,320
Nathan R. Reese	64,830
Kristine R. Nario-Eng	64,830
The Compensation Committee, with the input of FPL, determined to set the payouts under the 2018 PSUs consistent with the minimum, target and maximum payouts under the 2018 Annual Incentive Plan, such that Mr. Mumma could earn between 0% and 300% of his base salary upon achievement of the respective performance hurdles in the PSU Agreement, with target set at 200% of base salary, while Mr. Reese and Ms. Nario-Eng could earn between 0% and 150% of their base salaries upon achievement of the respective performance hurdles in their PSU Agreements, with target set at 100% of base salary. In determining the target amounts for the 2018 PSUs, the Compensation Committee considered the value in providing generally equally-sized incentive payouts between both the Company's short-term and longer-term incentive programs, as well as the amount, assuming achievement of the target performance hurdles, that would bring the NEOs total annual compensation closer to the 50th percentile than the 25th percentile of total annual compensation of similarly situated executives of our peer group at target levels.

The named executive officer’s right to receive settlement of the 2018 PSUs in amounts ranging from 0% to 150% of the target number of 2018 PSUs will vest and become earned and non-forfeitable based on the attainment of relative total shareholder return hurdles, which include both share price appreciation and reinvestment of common dividends paid during the performance period that commenced on January 1, 2018 and runs through December 31, 2020 as measured against an identified performance peer group of 23 mortgage REITs. The Compensation Committee determined that total shareholder return is the most appropriate method to measure management’s longer-term performance relative to our peers and helps to further align our management team's interests with those of our stockholders. Pursuant to the PSU Agreement, an awardee will be entitled to 50%, 100% and 150% of the target 2018 PSUs upon achievement of relative total shareholder return at the 30th, 50th and 80th, respectively, percentile ranking among the identified performance peer group. Total shareholder return for the Company and each member of the identified performance peer group will be determined by dividing (i) the sum of the cumulative amount of such entity’s dividends per share for the performance period and the arithmetic average per share volume weighted average price (the “VWAP”) of such entity’s common stock for the last thirty (30) consecutive trading days of the performance period minus the arithmetic average per share VWAP of such entity’s common stock for the last thirty (30) consecutive trading days immediately prior to the performance period by (ii) the arithmetic average per share VWAP of such entity’s common stock for the last thirty (30) consecutive trading days immediately prior to the performance period. Each 2018 PSU represents an unfunded promise to receive one share of our common stock once the performance condition has been satisfied.

The grant date fair value of the PSUs was determined, in accordance with FASB ASC Topic 718 at the time the grants were made, through a Monte-Carlo simulation of our common stock total shareholder return and the common stock total shareholder return of our identified performance peer companies to determine the relative total shareholder return our common stock over a future period of three years. For the PSUs granted in 2018, the inputs used by the model to determine the fair value are (i) historical stock price volatilities of our and our identified performance peer companies over the most recent three year period and correlation between each company's stock and the identified performance peer group over the same time series and (ii) a risk free rate for the period interpolated from the U.S. Treasury yield curve on grant date.

Upon any termination of an awardee’s employment or service relationship with us or our affiliates for any reason prior to the end of the performance period, any unearned 2018 PSUs will terminate automatically without any further action by us, except as otherwise provided in any employment agreement between the awardee and us or as otherwise determined by the Compensation Committee.

Upon the occurrence of a “Change in Control” (as defined in the 2017 Stock Plan) prior to the end of the performance period, the performance period will end and the number of 2018 PSUs earned, if any, will be determined based solely on the extent that the applicable performance goal has been achieved according to actual performance as of the date of the Change in Control.

For purposes of the 2018 PSUs , the "identified performance peer group" means AG Mortgage Investment Trust, Inc., AGNC Investment Corp, Annaly Capital Management Inc., Anworth Mortgage Asset Corporation, ARMOUR Residential REIT, Inc., Capstead Mortgage Corporation, Cherry Hill Mortgage Investment Corporation, Chimera Investment Corporation, CYS Investments, Inc., Dynex Capital, Inc., Ellington Residential Mortgage REIT, Five Oaks Investment Corp., Great Ajax Corp., Invesco Mortgage Capital Inc., MFA Financial, Inc., MTGE Investment Corp., New Residential Investment Corp., Orchid Island Capital, Inc., PennyMac Mortgage Investment Trust, Redwood Trust, Inc., Sutherland Asset Management Corporation, Two Harbors Investment Corp. and Western Asset Mortgage Capital Corporation.
Other Executive Compensation Program Features for 2018

Benefits

Benefits are also established based upon a determination of what is needed to aid in attracting and retaining executive talent, as well as providing long-term financial security to our employees and their families. The NEOs are eligible to participate in our health, dental and vision plans, and various insurance plans, including disability and life insurance, and in our 401(k) plan. The primary benefits for the NEOs are as follows:

•	receipt of dividends on all unvested restricted stock awards; and

•	with respect to Mr. Mumma only, a supplemental long-term disability insurance policy purchased by Mr. Mumma in his name and reimbursed by us.

Severance Benefits Payable Upon Termination of Employment or a Change in Control

In order to achieve our compensation objective of attracting, retaining and motivating qualified senior executives, we believe that we need to provide our Chief Executive Officer with severance protections that are consistent with the severance protections offered by companies similar to us. Consistent with this philosophy, we believe that severance should be payable to Mr. Mumma in the event his employment is terminated under certain circumstances. As such, we are a party to an employment agreement with Mr. Mumma. For more information regarding the terms of Mr. Mumma’s employment agreement, see “—Other Compensation Arrangements—Employment Agreement.” The terms of Mr. Mumma’s employment agreement is considered annually by the Compensation Committee. We have not entered into employment agreements with our other NEOs.

Overview of NEO Compensation Determinations for 2019

The following provides an overview of each of the primary elements that comprise our 2019 NEO compensation program.

Base Salary

The Compensation Committee and our Board of Directors have approved the following 2019 base salaries for our executive officers:

Named Executive Officer	Base Salary
Steven R. Mumma	$900,000
Jason T. Serrano	$750,000
Nathan R. Reese	$400,000
Kristine R. Nario-Eng	$400,000

2019 Annual Incentive Plan

Our Board of Directors, upon the recommendation of the Compensation Committee, has adopted and approved the 2019 Annual Incentive Plan for fiscal year 2019, which plan design and framework is in the form of the 2018 Annual Incentive Plan, except as follows: (i) the Quantitative Component Measure Hurdle (i.e. TER) under the 2019 Annual Incentive Plan will provide for a minimum hurdle of 5%, a target hurdle of 9% and a maximum hurdle of 14% (as compared to 6%, 11% and 16%, respectively, under the 2018 Annual Incentive Plan) and (ii) Mr. Mumma's annual incentive compensation will be weighted such that 75% will be based on performance under the quantitative component and 25% will be based on performance under the qualitative component. Except as described in the immediately preceding sentence, each of Messrs. Mumma and Reese and Ms. Nario-Eng will be positioned under the 2019 Annual Incentive Plan in a manner similar to each such executive's positioning for incentive compensation payouts under the 2018 Annual Incentive Plan. Mr. Serrano will be slotted into the 2019 Annual Incentive Plan in a manner similar to the positioning of Mr. Mumma.

2019 Long-Term EIP

In December 2018 and subsequent to January 1, 2019, the Compensation Committee and our Board of Directors approved grants of PSUs to our executive officers and certain other employees as part of our 2019 Long-Term EIP (“2019 PSUs”). The awards were issued pursuant to and are consistent with the terms and conditions of the 2017 Stock Plan.
The 2019 PSU awards are subject to performance-based vesting under the 2017 Stock Plan pursuant to a PSU Agreement that, except for the target number of 2019 PSUs shown below and minimal changes to the identified performance peer group, is similar to the PSU Agreement related to the 2018 PSUs. The target number of 2019 PSUs subject to the awards granted to our executive officers is as follows:

Named Executive Officer	Target Number of 2019 PSUs
Steven R. Mumma	305,603
Jason T. Serrano	254,669
Nathan R. Reese	67,912
Kristine R. Nario-Eng	67,912
Other Matters

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1 million paid in any fiscal year to their “covered employees” (within the meaning of Section 162(m)). The exemption from Section 162(m)'s deduction limitation for certain qualified performance-based compensation was eliminated under the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017, except for limited transition relief applicable to certain grandfathered arrangements that were in place as of November 2, 2017. Although the potential effects of Section 162(m) are considered in making compensation decisions, the Compensation Committee has not adopted a policy requiring that all compensation paid to our named executive officers must be deductible.

Adjustment or Recovery of Awards

Under Section 304 of the Sarbanes-Oxley Act, if we are required to restate our financial results due to material noncompliance with any financial reporting requirement as a result of misconduct, our Chief Executive Officer and Chief Financial Officer must reimburse us for (i) any bonus or other incentive-based or equity-based compensation received during the twelve months following the public issuance of the non-compliant document and (ii) any profits realized from the sale of our securities during those twelve months. Following the SEC’s adoption of final rules regarding executive compensation recoupment policies pursuant to the Dodd-Frank Act, we will consider and adopt a separate executive compensation recoupment policy in accordance with the final rules.

Relationship of Compensation Practices to Risk Management

When structuring our overall compensation practices for our employees generally, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore impacts our risk management practices. Attention is given to the elements and the mix of pay as well as ensuring that employees’ awards align with stockholders’ value.

The Compensation Committee has assessed the compensation policies and practices for our employees, including our NEOs, and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. The Compensation Committee generally considers whether our compensation programs encourage excessive risk taking during its annual review of such programs, which typically occurs during the first quarter of each year.

Executive Compensation Information

Summary Compensation Table

The following tables should be read in conjunction with the related footnotes set forth below, the information under the caption “Compensation Discussion and Analysis” beginning on page 33 and the information under the caption “—Other Compensation Arrangements.” We summarize below the compensation information for the fiscal years ended December 31, 2018, 2017 and 2016 for each of Messrs. Mumma and Reese and Ms. Nario-Eng.

Name and Principal Position	Year	Salary	Cash Bonus	Non-Equity Incentive Plan Compensation(1)	Stock Awards(1)(2) (3)	All Other Compensation(4)	Total
Steven R. Mumma	2018	$800,000	$—	$728,000	$1,618,687	$199,041	$3,345,728
Chief Executive Officer	2017	$800,000	$—	$939,328	$417,984	$246,659	$2,403,971
	2016	$700,000	$—	$1,015,000	$1,514,000	$239,577	$3,468,577
Nathan R. Reese	2018	$400,000	$—	$267,000	$347,672	$24,038	$1,038,710
Chief Operating Officer	2017	$350,000	$—	$254,759	$84,920	$22,143	$711,822
and Secretary	2016	$350,000	$—	$347,812	$115,938	$26,922	$840,672
Kristine R. Nario-Eng	2018	$400,000	$—	$247,500	$341,172	$18,777	$1,007,449
Chief Financial Officer	2017	$325,000	$—	$218,930	$72,977	$16,335	$633,242
	2016	$300,000	$—	$239,062	$79,688	$21,806	$640,556

(1)
Amounts represent annual cash incentive compensation earned under the annual incentive compensation plan for each applicable fiscal year. For a description of the formula used to calculate the amounts payable under the annual incentive compensation plan for each applicable fiscal year, see “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2018 — Annual Incentive Compensation.” The terms of the annual incentive compensation plan for 2017 and 2016 are substantially similar to the terms of the 2018 Annual Incentive Plan, except as described in “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2018 — Annual Incentive Compensation.” In accordance with the 2018 Annual Incentive Plan, for fiscal year 2018, Mr. Mumma received total incentive compensation of $1,312,000, $728,000 of which was paid in cash and $584,000 of which was paid in shares of restricted stock (and thus reported in the “Stock Awards” column in the table above). Mr. Reese received total annual incentive compensation of $356,000, $267,000 of which was paid in cash and $89,000 of which was paid in shares of restricted stock (and thus reported in the “Stock Awards” column in the table above) for fiscal year 2018 and Ms. Nario-Eng received total annual incentive compensation of $330,000, $247,500 of which was paid in cash and $82,500 of which was paid in shares of restricted stock (and thus reported in the “Stock Awards” column in the table above) for fiscal year 2018. The value of the shares of restricted stock referenced in this footnote reflect the grant date fair value of such shares computed in accordance with FASB ASC Topic 718.

(2)
The amounts in this column includes the grant date fair value of the restricted stock awards and PSU awards computed in accordance with FASB ASC Topic 718, including 2018 PSUs having a grant date fair value of $1,034,687 (Mr. Mumma), $258,672 (Mr. Reese) and $258,672 (Ms. Nario-Eng). The grant date fair value of the 2018 PSUs are based on a Monte Carlo simulation value as of the applicable grant date. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2018—Long-Term Equity Incentive Compensation” for additional information about the 2018 PSUs.

See table below for shares of restricted stock granted to each NEO in accordance with the awards payable to each NEO based upon their individual performance and our performance in the years ended December 31, 2018 (February 5, 2019 grant date), 2017 (February 13, 2018 grant date) and 2016 (February 8, 2017 and May 22, 2017 grant dates) and in accordance with the annual incentive plans in effect for each of the respective years then ended.

	Number of Shares of Restricted Stock on Grant Date (a)
Named Executive Officer	February 5, 2019	February 13, 2018	May 22, 2017		February 8, 2017
Steven R. Mumma	91,969	75,042	6,258	(b)	138,237
Nathan R. Reese	14,016	15,246	—		17,727
Kristine R. Nario-Eng	12,992	13,102	—		12,185

(a)
For a description of the formula used to calculate the amounts payable under the annual incentive plan for each applicable fiscal year, in cash and restricted stock, see “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2018—Annual Incentive Compensation.” Because, in the case of the restricted stock issued pursuant to the annual incentive plan for the applicable year, the size of the awards were determined by the Compensation Committee as part of the NEOs' compensation for each person’s individual performance and our performance in the respective years ended December 31, 2018, 2017 and 2016, we have included these restricted stock awards in our NEOs' compensation for such year even though they were issued in February of the subsequent year. Pursuant to the terms of the restricted stock award agreements, one-third of the shares awarded as part of the grants will vest and become non-forfeitable on each of the first three anniversaries of the date of grant. All shares issued to the NEOs through February 2017 were issued under the 2010 Stock Plan. All shares issued to the NEOs subsequent to February 2017 were issued under the 2017 Stock Plan.

(b) Mr. Mumma also received 6,258 shares of restricted stock in May 2017 as part of the remaining balance of restricted shares due to him under the 2016 Annual Incentive Plan for his performance and our performance in 2016.

(3)	See table below for target number of PSUs granted to each NEO in the year ended December 31, 2018 pursuant to each NEO's PSU Agreement in accordance with the 2018 Long-Term EIP:

Named Executive Officer	Target Number of 2018 PSUs
Steven R. Mumma	259,320
Nathan R. Reese	64,830
Kristine R. Nario-Eng	64,830

(4)
Dividends paid on unvested restricted common stock, which are included in “All Other Compensation,” are based on the same dividend rate per share as the dividends on our common stock. All other compensation includes:

	2018
Named Executive Officer	Dividends on Outstanding and Unvested Restricted Stock	Life Insurance Policy Premium	Supplemental Disability Insurance Policy Premium	401(k) Employer Contribution	Total All Other Compensation
Steven R. Mumma	$190,532	$—	$8,509	$—	$199,041
Nathan R. Reese	$24,038	$—	$—	$—	$24,038
Kristine R. Nario-Eng	$18,777	$—	$—	$—	$18,777

	2017
Named Executive Officer	Dividends on Outstanding and Unvested Restricted Stock	Life Insurance Policy Premium	Supplemental Disability Insurance Policy Premium	401(k) Employer Contribution	Total All Other Compensation
Steven R. Mumma	$235,735	$2,415	$8,509	$—	$246,659
Nathan R. Reese	$22,143	$—	$—	$—	$22,143
Kristine R. Nario-Eng	$16,335	$—	$—	$—	$16,335

	2016
Named Executive Officer	Dividends on Outstanding and Unvested Restricted Stock	Life Insurance Policy Premium	Supplemental Disability Insurance Policy Premium	401(k) Employer Contribution	Total All Other Compensation
Steven R. Mumma	$220,703	$2,415	$8,509	$7,950	$239,577
Nathan R. Reese	$18,972	$—	$—	$7,950	$26,922
Kristine R. Nario-Eng	$13,856	$—	$—	$7,950	$21,806

Discussion of Summary Compensation Table

Cash Bonus.   In connection with the adoption of our annual incentive plans, cash incentive amounts paid under these plans for each of 2018, 2017 and 2016, are deemed to be grants of non-equity incentive compensation. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2018— Annual Incentive Compensation.”

Stock Awards. As discussed in footnote (1) to the “Summary Compensation Table” above and except as set forth in the immediately following sentence, we include restricted stock awards granted each year as compensation in the prior year because the size of the annual restricted stock awards are determined and awarded by the Compensation Committee in consideration of the amount earned under the annual incentive compensation plan for each of 2018, 2017 and 2016 and each person’s individual performance and our performance during those years. In May 2016, we granted a separate restricted stock award to Mr. Mumma, which was comprised of 100,000 shares of restricted stock and which is included as 2016 compensation in the table above, since the award was granted, in part, based on certain achievements in 2016. Each restricted stock award granted to the NEOs vests ratably on each of the first, second and third anniversaries of the date of grant.

Grants of Plan-Based Awards

The following table presents information regarding plan-based awards to the NEOs during the fiscal year ended December 31, 2018. See the information under the caption “—Other Compensation Arrangements” for information regarding the acceleration of vesting and payment of these awards in certain circumstances.

Name	Type of Award (1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Steven R. Mumma	RSA	2/13/2018	—	—	—		—	—	—	75,042	$417,984
	RSA	2/13/2018 (4)	—	—	$2,400,000	(5)	—	—	—	—	$—
	PSU	3/15/2018	—	—	—		129,660	259,320	388,979	—	$1,034,687	(8)
Nathan R. Reese	RSA	2/13/2018	—	—	—		—	—	—	15,246	$84,920
	RSA	2/13/2018 (4)	—	—	$600,000	(6)	—	—	—	—	$—
	PSU	3/15/2018	—	—	—		32,415	64,830	97,245	—	$258,672	(8)
Kristine R. Nario-Eng	RSA	2/13/2018	—	—	—		—	—	—	13,102	$72,977
	RSA	2/13/2018 (4)	—	—	$600,000	(7)	—	—	—	—	$—
	PSU	3/15/2018	—	—	—		32,415	64,830	97,245	—	$258,672	(8)

(1)	RSA refers to restricted stock awards. PSU refers to performance stock units.

(2)
The February 13, 2018 awards represent restricted stock awards issued as part of the NEOs’ 2017 compensation package under the ICP for 2017, which vest as follows: one third vested on February 13, 2019, one third will vest on February 13, 2020 and the final one-third will vest on February 13, 2021. The grant date fair value of these awards are included in 2017 compensation in the “Summary Compensation Table” and are computed in accordance with FASB ASC Topic 718.

(3)	See footnote (2) under the “Summary Compensation Table” for information on how the grant date fair value for RSA and PSU grants made in 2018 are determined.

(4)
Represents the non-equity incentive plan awards granted under the 2018 Annual Incentive Plan. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2018— Annual Incentive Compensation” above. The 2018 Annual Incentive Plan is comprised of two parts: a quantitative component and a qualitative component. The 2018 Annual Incentive Plan provides for no minimum award or guaranteed payment and rewards participants if (i) TER exceeds various hurdles between 6% and 16% and (ii) the participant's qualitative component exceeds zero. The Compensation Committee has the discretion to award non-equity incentive compensation in the event the participant fails to exceed the minimum performance thresholds under the 2018 Annual Incentive Plan and similarly, has the discretion to award more or less than the participant’s minimum, target and maximum annual incentive compensation opportunities in light of the Company’s and the participant’s performance. Incentive compensation under the 2018 Annual Incentive Plan is paid in a combination of cash and shares of restricted stock.

We have included 100% of the maximum award payable under the 2018 Annual Incentive Plan in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column above. In the event the maximum award had been earned in 2018, Mr. Mumma would have received $1,400,000 of his non-equity incentive compensation plan award in the form of shares of restricted stock, Mr. Reese would have received $250,000 of his non-equity incentive compensation plan award in the form of shares of restricted stock, and Ms. Nario-Eng would have received $250,000 of her non-equity incentive compensation plan award in the form of shares of restricted stock. The restricted stock vests ratably over three years from the date of grant.

(5)
Mr. Mumma’s compensation under the 2018 Annual Incentive Plan was weighted 80% based on performance under the quantitative component and 20% under the qualitative component. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2018— Annual Incentive Compensation” above for a description of the hurdles and payout amounts applicable to these individuals under the 2018 Annual Incentive Plan.

(6)
Mr. Reese’s compensation under the 2018 Annual Incentive Plan was weighted 60% based on performance under the quantitative component and 40% under the qualitative component. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2018— Annual Incentive Compensation” above for a description of the hurdles and payout amounts applicable to Mr. Reese under the 2018 Annual Incentive Plan.

(7)
Ms. Nario-Eng’s compensation under the 2018 Annual Incentive Plan was weighted such that 50% was based on performance under the quantitative component and 50% was based on performance under the qualitative component. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2018— Annual Incentive Compensation” above for a description of the hurdles and payout amounts applicable to Ms. Nario-Eng under the 2018 Annual Incentive Plan.

(8)
The PSU awards granted during the year ended December 31, 2018, may be earned (or not) based upon our three-year TSR performance as measured against the identified performance peer group of comparable companies for a performance period that commenced on January 1, 2018 and ends on December 31, 2020. Pursuant to these PSU awards, our NEOs are eligible to receive threshold, target and maximum payouts of 50%, 100% and 150%, respectively, of the respective target amount of PSUs awarded. In order to achieve threshold, target and maximum payouts under the PSUs, our TSR performance relative to the identified performance peer group over the performance period must rank at or above the 30th percentile, 50th percentile or 80th percentile, respectively. If our TSR over the performance period ranks below the threshold performance level, all of the PSUs will be forfeited.

Outstanding Equity Awards at Fiscal Year End

The following table provides information about outstanding equity awards of our NEOs as of December 31, 2018.

Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Steven R. Mumma (3)	213,118	$1,255,265	129,660	$763,697
Nathan R. Reese (4)	30,482	$179,539	32,415	$190,924
Kristine R. Nario-Eng (5)	24,323	$143,262	32,415	$190,924

(1)
Value is determined by multiplying the number of unvested restricted shares or common stock underlying the threshold number of PSUs, as the case may be, by $5.89, the closing sale price for our common stock on December 31, 2018.

(2)
Represents, as of December 31, 2018, unearned shares of common stock underlying the PSUs granted to our NEOs on March 15, 2018 at threshold performance levels. Unless otherwise determined by the Compensation Committee, except for Mr. Mumma, in the event of the termination of the NEO’s employment with us for any reason, all unearned PSUs will be forfeited; any earned PSUs that have not been settled will, after the relevant performance period has ended, be settled as if such grantee had remained continuously employed through the end of the relevant service period. As contemplated by Mr. Mumma’s employment agreement, any PSUs granted to Mr. Mumma shall become fully vested, unrestricted and exercisable as of the date of death, disability, termination without cause or resignation for good reason.

Except as otherwise provided for in any employment agreement, in the event a change of control occurs, the PSUs will be deemed to be earned PSUs to the extent that the performance goal has been achieved as of the change of control date assuming that the performance period ended on the change of control date.

(3)
Mr. Mumma received a restricted stock grant of 25,240 shares on February 25, 2016 as part of his 2015 compensation package. Of this amount, 8,413 shares were unvested as of December 31, 2018 (although such unvested shares subsequently vested on February 25, 2019). Mr. Mumma received a restricted stock grant of 100,000 shares on May 16, 2016. Of this amount, 33,333 shares were unvested and outstanding as of December 31, 2018 (all of which will vest on May 16, 2019, provided the NEO remains employed by us as of such date). Mr. Mumma received a restricted stock grant totaling 144,495 shares on February 8, 2017 as part of his 2016 compensation package, of which 96,330 shares were unvested and outstanding as of December 31, 2018 (with 48,165 shares having vested on February 8, 2019, while an additional 48,165 shares will vest on February 8, 2020, provided the NEO remains employed by us as of such date). Mr. Mumma received a restricted stock grant of 75,042 shares on February 13, 2018 as part of his 2017 compensation package, all of which were unvested and outstanding as of December 31, 2018 (with 25,014 shares having vested on February 13, 2019, while an additional 25,014 shares will vest on each of February 13, 2020 and February 13, 2021, provided the NEO remains employed by us as of such dates). The shares issued as part of the February 2019 grant are not included in the table above because they were not outstanding at December 31, 2018. Vesting of all of these shares may be accelerated in the event of the NEO’s death, disability, termination without cause or resignation for good reason. See “—Other Compensation Arrangements—Restricted Stock Award Agreements” and “Other Compensation Arrangements—Employment Agreement.”

(4)
Mr. Reese received a restricted stock grant of 10,254 shares on February 25, 2016 as part of his 2015 compensation package. Of this amount, 3,418 shares were unvested as of December 31, 2018 (although such unvested shares subsequently vested on February 25, 2019). Mr. Reese received a restricted stock grant of 17,727 on February 8, 2017 as part of his 2016 compensation, of which 11,818 were unvested and outstanding on December 31, 2018 (with 5,909 shares having vested on February 8, 2019, while an additional 5,909 shares will vest on February 8, 2020, provided the NEO remains employed by us as of such date). Mr. Reese received a restricted stock grant of 15,246 shares on February 13, 2018 as part of his 2017 compensation package, all of which were unvested and outstanding as of December 31, 2018 (with 5,082 shares having vested on February 13, 2019, while an additional 5,082 shares will vest on each of February 13, 2020 and February 13, 2021, provided the NEO remains employed by us as of such dates). The shares issued as part of the February 2019 grant are not included in the table above because they were not outstanding at December 31, 2018. See the information under the caption “—Other Compensation Arrangements” for information regarding the acceleration of vesting and payment of these shares in certain circumstances.

(5)
Ms. Nario-Eng received a restricted stock grant of 9,296 shares on February 25, 2016 as part of her 2015 compensation package. Of this amount, 3,098 shares were unvested as of December 31, 2018 (although such unvested shares subsequently vested on February 25, 2019). Ms. Nario-Eng received a restricted stock grant of 12,185 shares on February 8, 2017, of which 8,123 were unvested and outstanding as of December 31, 2018 (with 4,062 shares having vested on February 8, 2019, while an additional 4,061 shares will vest on February 8, 2020, provided the NEO remains employed by us as of such date). Ms. Nario-Eng received a restricted stock grant of 13,102 shares on February 13, 2018 as part of her 2017 compensation package, all of which were unvested and outstanding as of December 31, 2018 (with 4,367 shares having vested on February 13, 2019, while an additional 4,367 shares will vest on February 13, 2020 and an additional 4,368 shares will vest on February 13, 2021, provided the NEO remains employed by us as of such dates.) The shares issued as part of the February 2019 grant are not included in the table above because they were not outstanding at December 31, 2018. See the information under the caption “—Other Compensation Arrangements” for information regarding the acceleration of vesting and payment of these shares in certain circumstances.

Stock Vested

The following table presents information concerning the vesting of restricted stock for the NEOs during the fiscal year ended December 31, 2018.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Steven R. Mumma	141,896	$804,597
Nathan R. Reese	13,509	$74,914
Kristine R. Nario-Eng	9,696	$53,887

(1)	Value is determined by multiplying the number of shares by the closing sale price on the Nasdaq Global Select Market on the date on which such shares vested.

CEO Compensation Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. As such, we annually monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2018, the annual total compensation of Mr. Mumma, our Chief Executive Officer, of $3,345,728, as shown in the Summary Compensation Table (the “CEO Compensation”), was approximately 15.26 times the annual total compensation of our median employee calculated in the same manner of $219,249.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and the CEO Compensation, we took the following steps:

•
We determined that, as of December 31, 2018, our employee population, excluding our Chief Executive Officer, consisted of 36 individuals. This population consisted of our full-time employees, as we did not have part-time, temporary or seasonal employees as of December 31, 2018. If any permanent employee was employed for less than the full fiscal year, we annualized such employee's total compensation.

•
We used a consistently applied compensation measure to identify our median employee of comparing the annual base salary, incentive award (including restricted shares earned as part of an incentive award), bonus and any dividends paid on restricted shares for the year ended December 31, 2018.

•
We identified our median employee by consistently applying this compensation measure to all of our employees, excluding our Chief Executive Officer. Since all of our employees, including our Chief Executive Officer, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

•
After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2018 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $219,249.

•
With respect to the annual total compensation of our Chief Executive Officer, we used the amount calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and reported in the “Total” column of the Summary Compensation Table included in this proxy statement and incorporated by reference in Item 11 of Part III of our 2018 Annual Report.

Other Compensation Arrangements

Restricted Stock Award Agreements

The restricted stock award agreements we entered into with our NEOs contain certain vesting and acceleration provisions with respect to a termination of employment as a result of death or disability or, in the case of our NEOs other than Mr. Mumma, in the event of a change in control. Under the restricted stock award agreements, if the NEO’s employment with us is terminated due to death, the restricted shares issued under the agreement will become fully vested and non-forfeitable upon the date of death. If the NEO’s employment with us is terminated due to disability, the restricted shares issued under the agreement will become fully vested and non-forfeitable upon the date of the termination of the NEO’s employment. If we experience a change in control, the restricted shares issued under the agreement to our NEOs other than Mr. Mumma will become fully vested and non-forfeitable immediately upon the occurrence of the event causing the change in control. Pursuant to Mr. Mumma's employment agreement with us, unvested restricted shares held by Mr. Mumma will not accelerate or vest solely due to a change in control. Restricted stock award agreements entered into by us with the NEOs, provide for the grant of shares of restricted common stock, one-third of which will vest and become non-forfeitable on each of the first, second and third anniversaries of the date of grant subject to certain conditions. The holders of these restricted shares of common stock issued by us are entitled to (i) the payment of dividends on their unvested shares based on the same dividend rate per share as the dividends on our unrestricted common stock and (ii) vote their unvested shares.

Performance Stock Unit Agreements

During the first quarter of 2018, the Compensation Committee and the Board of Directors approved the form of PSU Agreement pursuant to which we have made PSU Awards under the 2018 Long-Term EIP and the 2019 Long-Term EIP. The PSU Agreements contain certain forfeiture, vesting and acceleration provisions as described under “Long-Term Equity Incentive Compensation” set forth herein.
Following the Compensation Committee’s certification of the performance goal attainment level, but in no event later than 60 days following the date the relevant performance period ends, the NEO will receive a number of shares of common stock equal to the number of earned PSUs.
Employment Agreement

On April 19, 2018, we entered into a Third Amended and Restated Employment Agreement with Steven R. Mumma (the “Executive”), the Company’s Chief Executive Officer (the “Employment Agreement”). The initial term of the Employment Agreement expires on December 31, 2019 and is subject to automatic annual one-year renewals thereafter. Pursuant to the Employment Agreement, in the event we fail to provide Mr. Mumma with written notice of our determination to not extend the term of his Employment Agreement at least 90 days prior to the expiration date of the initial or any applicable renewal term, the Employment Agreement will be automatically extended for an additional one-year period following the end of such term.

Pursuant to the Employment Agreement, Mr. Mumma is entitled to an initial base salary of $800,000, subject to future increases at the discretion of the Compensation Committee. Under the terms of the Employment Agreement, Mr. Mumma is also eligible to participate in our annual incentive plan to be established by the Compensation Committee. In the event we or Mr. Mumma, as the case may be, satisfies the performance criteria for our annual incentive plan to be established by the Compensation Committee, Mr. Mumma will be entitled to receive the incentive award amount provided for in our annual incentive plan and shall be paid no later than March 14 of the year immediately following the year for which the applicable annual incentive plan was adopted. Under the terms of the Employment Agreement, in the event the performance criteria under our annual incentive plan is not satisfied, the Compensation Committee may grant a discretionary incentive award.

In addition, under the terms of the Employment Agreement, any restricted stock granted to Mr. Mumma under the 2017 Stock Plan (or any predecessor or successor plan thereto) will be subject to forfeiture restrictions that will lapse one-third on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant and the final one-third on the third anniversary of the date of grant. Notwithstanding the foregoing, the forfeiture restrictions and vesting provisions on these restricted stock awards and any other equity awards granted by us to Mr. Mumma will lapse upon (i) a termination by the Company without Cause (as defined below), (ii) a termination by Mr. Mumma for Good Reason (as defined below) or (iii) Mr. Mumma’s death and disability, and Mr. Mumma will forfeit all unvested shares if he is terminated for Cause or he terminates his employment with the Company for other than Good Reason. In addition, notwithstanding any equity incentive plans or award agreements to the contrary, in no event shall Mr. Mumma become vested in any shares of restricted stock granted to him solely upon the occurrence of a change in control. Any common stock issued to Mr. Mumma as restricted stock will have voting and dividend rights prior to and following vesting.

The Employment Agreement permits us to terminate Mr. Mumma’s employment with appropriate notice for or without Cause, and permits Mr. Mumma to resign for Good Reason or other than for Good Reason. If Mr. Mumma’s employment is terminated for Cause or he resigns other than for Good Reason, we will pay his full base salary through to the date of termination and reimburse him for all reasonable and customary expenses incurred by him through the date of termination in the performance of his duties. If however, we terminate Mr. Mumma without Cause (other than for death or disability) or Mr. Mumma terminates his employment for Good Reason, we have agreed to pay Mr. Mumma (i) any earned and accrued but unpaid installment of base salary through the date of termination and all other unpaid and pro-rata amounts to which he was entitled as of the date of termination under any compensation plan or program of the Company; (ii) liquidated damages in an amount equal to the greater of (1) $1,000,000 or (2) one and one-half (1 ½) multiplied by the sum of Mr. Mumma’s base salary in effect at the date of termination and the average annual cash incentive award earned by Mr. Mumma during the two most recently completed fiscal years prior to the year in which a termination event occurs; (iii) the payment of premiums for group health coverage for 18 months following the date of termination; and (iv) other benefits as provided for in the Employment Agreement.

Under the Employment Agreement, we will have Cause to terminate Mr. Mumma’s employment upon a determination by at least a majority of the Board of Directors (excluding Mr. Mumma) that Mr. Mumma has:

•
committed fraud or misappropriated, stolen or embezzled funds or property from us or our affiliates, or secured or attempted to secure personally any profit in connection with any transaction entered into on our behalf or on behalf of our affiliates;

•
been convicted of, or entered a plea of guilty or “nolo contendere” to, a felony which in the reasonable opinion of the Board of Directors brings Mr. Mumma into disrepute or is likely to cause material harm to our business, financial condition or prospects;

•	failed to perform his material duties under the Employment Agreement, which failure continues for a period of at least 30 days after written notice to Mr. Mumma;

•	violated or breached any material law or regulation to the material detriment of the Company or our affiliates; or

•	breached any of his duties or obligations under the Employment Agreement that causes or is reasonably likely to cause material harm to the Company.

Pursuant to the Employment Agreement, Good Reason means (i) a failure by us or our successors or assigns to comply with any material provision of the Employment Agreement which is not cured within 30 days after written notice of such non-compliance; (ii) the assignment to Mr. Mumma of any material duties inconsistent with his position with the Company or a substantial adverse alteration in the nature or status of his responsibilities without his consent; (iii) without Mr. Mumma’s consent, a material reduction in employee benefits other than a reduction generally applicable to our other similarly situated executives; (iv) without Mr. Mumma’s consent, relocation of our principal places of business; (v) any failure by us to pay Mr. Mumma's base salary or any cash incentive award to which he is entitled under an annual incentive plan, which failure has not been cured within the applicable cure period, or any failure of the Compensation Committee to approve an annual incentive plan for any fiscal year; or (vi) delivery to Mr. Mumma from us of a notice of non-renewal in accordance with the notice requirement described above; provided, however, that Mr. Mumma shall only have the right to resign for Good Reason in the case of clause (vi) above if he provides us with notice of termination prior to the expiration date of the initial or any applicable renewal term.

The Employment Agreement also provides that if any amount payable to, or other benefit receivable by Mr. Mumma pursuant to his Employment Agreement or under other agreements or plans is deemed to constitute a “parachute payment” as defined in Section 280G of the Internal Revenue Code, then such payments or benefits shall be reduced in accordance with, and to the extent required by, the provisions of the 2017 Stock Plan. In addition, the Employment Agreement contains certain covenants against competition, with Mr. Mumma not to engage or participate in a “Competing Business” (as defined in the Employment Agreement) for a period of one year following his date of termination, except that the non-compete period shall be for 180 days following the date of termination in the event of Mr. Mumma’s termination for Cause.

As of the date of this proxy statement, Messrs. Serrano and Reese and Ms. Nario-Eng were not party to an employment, severance or change in control agreement with us.

Potential Payments Upon Change in Control, Death or Disability, Termination Without Cause or Resignation for Good Reason

The following tables represent the payments due to Mr. Mumma in the event of termination due to death or disability, his termination without Cause or resignation for Good Reason, or a change in control, assuming such event occurred on December 31, 2018, that would have been triggered under the 2017 Stock Plan (or any predecessor or successor plan thereto), the restricted stock award and PSU agreements for Mr. Mumma and Mr. Mumma’s Employment Agreement, (ii) Mr. Reese in the event of termination due to death or disability or in connection with a change in control under the 2017 Stock Plan (or any predecessor or successor plan thereto) and the restricted stock award and PSU agreements for Mr. Reese and (iii) Ms. Nario-Eng in the event of termination due to death or disability or in connection with a change in control under the 2017 Stock Plan (or any predecessor or successor plan thereto) and the restricted stock award and PSU agreements for Ms. Nario-Eng. Because neither Mr. Reese nor Ms. Nario-Eng is a party to an employment or severance agreement with us, neither of these NEOs were eligible to receive any payments upon the occurrence of a termination without Cause or for resignation for Good Reason and as such, we have not included these NEOs in such table below.

Payments Due Upon Termination Without Cause or Resignation With Good Reason(1)

Name	Salary	Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Benefits(4)	Total
Steven R. Mumma	$—	$—	$3,366,660	(2)	$—	$—	$2,450,496	(3)	$24,096	$5,841,252

(1)	See “—Other Compensation Arrangements—Employment Agreement” above for definitions of Cause and Good Reason.

(2)
Represents the value, based on the closing sale price of our common stock on December 31, 2018, of the sum of (i) 213,118 shares of unvested outstanding restricted stock held by Mr. Mumma that would have vested in full at December 31, 2018 pursuant to such event, (ii) 99,151 shares of restricted stock earned under the 2018 Annual Incentive Plan but not yet issued as of December 31, 2018 and (iii) the value of Mr. Mumma’s 2018 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of PSUs by $5.89, the closing sale price for our common stock on December 31, 2018. The 99,151 shares is based on $584,000 of aggregate value in common stock payable under the 2018 Annual Incentive Plan divided by the closing sale price of $5.89 for our common stock on December 31, 2018. As contemplated by Mr. Mumma's employment agreement with us, the table above reflects vesting of the target amount of Mr. Mumma's 2018 PSU awards.

(3)	Equals the product of (a) 1.5 and (b) the sum of Mr. Mumma’s base salary and the average annual cash incentive award earned by Mr. Mumma during 2018 and 2017.

(4)	Represents the value of the health care benefits that are payable by the Company on Mr. Mumma's behalf pursuant to his employment agreement with us.

Payments Due Upon Termination Due to Disability

Name	Salary(1)	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Benefits(3)	Total
Steven R. Mumma	$800,000	$—	$3,366,660	$—	$—	$—	$24,096	$4,190,756
Nathan R. Reese	$—	$—	$268,539	$—	$—	$—	$—	$268,539
Kristine R. Nario-Eng	$—	$—	$225,762	$—	$—	$—	$—	$225,762

(1)
Assumes that Mr. Mumma is paid his base salary then in effect. Pursuant to the Employment Agreement, the Company is obligated to maintain a long-term disability plan for Mr. Mumma that provides for payment of not less than $240,000.

(2)	Represents the value, based on the closing sale price of our common stock on December 31, 2018, of:

•
in the case of Mr. Mumma, the sum of (i) 213,118 shares of unvested outstanding restricted stock held by Mr. Mumma that would have vested in full at December 31, 2018 pursuant to such event, (ii) 99,151 shares of restricted stock earned under the 2018 Annual Incentive Plan but not yet issued as of December 31, 2018 and (iii) the value of Mr. Mumma’s 2018 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of PSUs by $5.89, the closing sale price for our common stock on December 31, 2018. The 99,151 shares is based on $584,000 of aggregate value in common stock payable under the 2018 Annual Incentive Plan divided by the closing sale price of $5.89 for our common stock on December 31, 2018. As contemplated by Mr. Mumma's employment agreement with us, the table above reflects vesting of the target amount of Mr. Mumma's 2018 PSU awards.

•
in the case of Mr. Reese, the sum of (i) 30,482 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2018 pursuant to such event and (ii) 15,110 shares of restricted stock earned under the 2018 Annual Incentive Plan but not yet issued as of December 31, 2018. The 15,110 shares is based on $89,000 of aggregate value in common stock payable under the 2018 Annual Incentive Plan divided by the closing sale price of $5.89 for our common stock on December 31, 2018.

•
in the case of Ms. Nario-Eng, the sum of (i) 24,323 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2018 pursuant to such event and (ii) 14,007 shares of restricted stock earned under the 2018 Annual Incentive Plan but not yet issued as of December 31, 2018. The 14,007 shares is based on $82,500 of aggregate value in common stock payable under the 2018 Annual Incentive Plan divided by the closing sale price of $5.89 for our common stock on December 31, 2018.

(3)	Represents the value of the health care benefits that are payable by the Company on Mr. Mumma's behalf pursuant to his employment agreement with us.

Payments Due Upon Termination Due to Death

Name	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	All Other Compensation	Benefits(3)	Total
Steven R. Mumma	$800,000	$—	$3,582,660	$—	$800,000	$—	$24,096	$5,206,756
Nathan R. Reese	$—	$—	$268,539	$—	$267,000	$—	$—	$535,539
Kristine R. Nario-Eng	$—	$—	$225,762	$—	$247,500	$—	$—	$473,262

(1)	Represents the value, based on the closing sale price of our common stock on December 31, 2018, of:

•
in the case of Mr. Mumma, the sum of (i) 213,118 shares of unvested outstanding restricted stock held by Mr. Mumma that would have vested in full at December 31, 2018 pursuant to such event, (ii) 135,823 shares of restricted stock payable under the 2018 Annual Incentive Plan in accordance with Mr. Mumma's employment agreement with us and (iii) the value of Mr. Mumma’s 2018 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of PSUs by $5.89, the closing sale price for our common stock on December 31, 2018. The 135,823 shares is based on $800,000 of aggregate value in common stock divided by the closing sale price of $5.89 for our common stock on December 31, 2018. As contemplated by Mr. Mumma's employment agreement with us, the table above reflects payment of Mr. Mumma's target bonus under the 2018 Annual Incentive Plan and vesting of the target amount of his 2018 PSU awards.

•
in the case of Mr. Reese, the sum of (i) 30,482 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2018 pursuant to such event and (ii) 15,110 shares of restricted stock earned under the 2018 Annual Incentive Plan but not yet issued as of December 31, 2018. The 15,110 shares is based on $89,000 of aggregate value in common stock payable under the 2018 Annual Incentive Plan divided by the closing sale price of $5.89 for our common stock on December 31, 2018.

•
in the case of Ms. Nario-Eng, the sum of (i) 24,323 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2018 pursuant to such event and (ii) 14,007 shares of restricted stock earned under the 2018 Annual Incentive Plan but not yet issued as of December 31, 2018. The 14,007 shares is based on $82,500 of aggregate value in common stock payable under the 2018 Annual Incentive Plan divided by the closing sale price of $5.89 for our common stock on December 31, 2018.

(2)
Represents annual cash incentive compensation earned for performance by each of Mr. Reese and Ms. Nario-Eng in 2018 under the 2018 Annual Incentive Plan. Pursuant to the 2018 Annual Incentive Plan, the NEO must be actively employed on the date the cash incentive compensation is paid. However, the Compensation Committee has the discretion to award non-equity incentive compensation in the event that the NEO is terminated due to death in light of the Company’s and the participant’s performance in 2018. Mr. Mumma's employment agreement with us provides that he is entitled to receive the target bonus for the year in which his death takes place.

(3)	Represents the value of the health care benefits that are payable by us on Mr. Mumma's behalf pursuant to his employment agreement with us.

Payments Due Upon Change In Control

Name	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Benefits	Total
Steven R. Mumma	$—	$—	$2,214,717	$—	$—	$—	$—	$2,214,717
Nathan R. Reese	$—	$—	$822,220	$—	$—	$—	$—	$822,220
Kristine R. Nario-Eng	$—	$—	$779,443	$—	$—	$—	$—	$779,443

(1)
For Mr. Mumma, pursuant to the Employment Agreement, Mr. Mumma's unvested outstanding restricted stock will not vest solely upon a change in control. For Messrs. Mumma and Reese and Ms. Nario-Eng, represents the value, based on the closing sale price of our common stock on December 31, 2018, of:

•
in the case of Mr. Mumma, 376,013 PSUs earned under the 2018 Long-Term EIP, to the extent that the applicable performance goal has been achieved according to actual performance as of the date of the Change in Control. The 376,013 PSUs, which represents the number of PSUs earned if a Change in Control occurred on December 31, 2018, is multiplied by the closing sale price of $5.89 for our common stock on December 31, 2018.

•
in the case of Mr. Reese, the sum of (i) 30,482 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2018 pursuant to such event, (ii) 15,110 shares of restricted stock earned under the 2018 Annual Incentive Plan and but not yet issued as of December 31, 2018 and (iii) 94,004 PSUs earned under the 2018 Long-Term EIP, to the extent that the applicable performance goal has been achieved according to actual performance as of the date of the Change in Control. The 15,110 shares is based on $89,000 of aggregate value in common stock payable under the 2018 Annual Incentive Plan divided by the closing sale price of $5.89 for our common stock on December 31, 2018. The 94,004 PSUs, which represents the number of PSUs earned if a Change in Control occurred on December 31, 2018, is multiplied by the closing sale price of $5.89 for our common stock on December 31, 2018.

•
in the case of Ms. Nario-Eng, the sum of (i) 24,323 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2018 pursuant to such event, (ii) 14,007 shares of restricted stock earned under the 2018 Annual Incentive Plan but not yet issued as of December 31, 2018 and (iii) 94,004 PSUs earned under the 2018 Long-Term EIP, to the extent that the applicable performance goal has been achieved according to actual performance as of the date of the Change in Control. The 14,007 shares is based on $82,500 of aggregate value in common stock payable under the 2018 Annual Incentive Plan divided by the closing sale price of $5.89 for our common stock on December 31, 2018. The 94,004 PSUs, which represents the number of PSUs earned if a Change in Control occurred on December 31, 2018, is multiplied by the closing sale price of $5.89 for our common stock on December 31, 2018.

Limitation on Liability and Indemnification

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit of money, property or services; or

•	in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless in either case a court orders indemnification and then only for expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any capacity described above and to any of our or our predecessors’ employees or agents.

In addition, indemnification could reduce the legal remedies available to us and our stockholders against our officers and directors. The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors and officers may not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a adjudication on the merits in favor of the director or officer on each count involving alleged securities law violations;

•	all claims against the director or officer have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the director or officer and finds that indemnification with respect to the settlement and the related costs should be allowed after being advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussion, the Committee recommends that it be included in this proxy statement.

Compensation Committee

Steven G. Norcutt (Chairman)
David R. Bock
Michael B. Clement
Alan L. Hainey
Lisa A. Pendergast

April 29, 2019

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of David R. Bock, Michael B. Clement, Alan L. Hainey, Steven G. Norcutt and Lisa A. Pendergast served as a member of the Compensation Committee during 2018. No member of the Compensation Committee was an employee of the Company during the 2018 fiscal year or an officer of the Company during any prior period. During 2018, no interlocking relationship existed between any member of our Board of Directors and any member of the compensation committee of any other company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of New York Mortgage Trust, Inc. is composed of Michael B. Clement (Chairman), David R. Bock, Alan L. Hainey, Steven G. Norcutt and Lisa A. Pendergast, each of which is independent under the enhanced independence requirements for audit committee members set forth in the rules of the SEC and in accordance with our independent criteria discussed under the caption “Information on Our Board of Directors and its Committees—Independence of Our Board of Directors.” The Audit Committee operates under a written charter.

The Audit Committee oversees New York Mortgage Trust, Inc.’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2018 included in the Annual Report on Form 10-K for the year ended December 31, 2018 of New York Mortgage Trust, Inc.

The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the overall scope and plan for their audit, the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. The Audit Committee also recommended that Grant Thornton LLP be retained as the Company’s independent registered public accounting firm for the 2019 fiscal year.

Audit Committee

Michael B. Clement (Chairman)
David R. Bock
Alan L. Hainey
Steven G. Norcutt
Lisa A. Pendergast

April 29, 2019

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us for the years ended December 31, 2018 and December 31, 2017 by Grant Thornton LLP were as follows:

Fee Type	2018	2017
Audit Fees(1)	$1,305,893	$1,339,241
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,305,893	$1,339,241

(1)
Audit Fees represent the aggregate fees billed for professional services rendered to us and our subsidiaries with respect to the audit of our consolidated financial statements included in our annual reports and the reviews of the financial statements included in our quarterly reports. Additionally, Audit Fees also represent the aggregate fees billed for professional services for the issuance of comfort letters, consents and related services in connection with public offerings of securities and registration statements filed on Form S-3 and on Form S-8 under the Securities Act of 1933, as amended.

Policies and Procedures

The Audit Committee has adopted procedures for pre-approving audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required for payment of fees that exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, employees, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

The Audit Committee has determined that the provision of non-audit services performed by Grant Thornton LLP during 2018 is compatible with maintaining its independence from the Company as an independent registered public accounting firm. For the year ended December 31, 2018, the Audit Committee pre-approved all services rendered by Grant Thornton LLP.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the proxy being made available to stockholders intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.

ANNUAL REPORT

A copy of our 2018 Annual Report, including the financial statements and financial statement schedules, is being furnished to stockholders along with this proxy statement. These materials are available at http://www.proxyvote.com. Paper copies may be requested in accordance with the instructions included in the Notice that was sent to stockholders of record beginning on or about April 29, 2019. A copy of the 2018 Annual Report is also available online at http://www.nymtrust.com.

“HOUSEHOLDING” OF PROXY STATEMENT AND ANNUAL REPORTS

The SEC rules allow for the delivery of a single copy of the Notice or set of proxy materials to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and the Notice they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports to stockholders. To assist us in saving money and to provide you with better stockholder services, we encourage registered holders of our common stock to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449 or in writing at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York, 10016, Attention: Investor Relations, or contact our Investor Relations via telephone at (646) 216-2363. You can also refer to our website at www.nymtrust.com. Information at, or connected to, our website is not and should not be considered part of this proxy statement.

By order of the Board of Directors,

Nathan R. Reese
Managing Director and Secretary
April 29, 2019
New York, New York

APPENDIX A

FIRST AMENDMENT TO THE
NEW YORK MORTGAGE TRUST, INC.
2017 EQUITY INCENTIVE PLAN

This First Amendment to the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan (as amended from time to time, the “2017 Equity Incentive Plan”), is made and adopted by New York Mortgage Trust, Inc., a Maryland corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the 2017 Equity Incentive Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its affiliates;

WHEREAS, Article XVIII of the 2017 Equity Incentive Plan provides that the Company’s board of directors (the “Board”) may amend the 2017 Equity Incentive Plan from time to time, except that any amendment to materially increase the number of shares of common stock of the Company (the “Shares”) that may be issued under the 2017 Equity Incentive Plan must be approved by the stockholders of the Company; and

WHEREAS, the Board now desires to amend the 2017 Equity Incentive Plan to increase the number of Shares available for awards under the 2017 Equity Incentive Plan by 7,600,000 Shares, subject to approval by the stockholders of the Company.
NOW, THEREFORE, BE IT RESOLVED, that, the 2017 Equity Incentive Plan shall be amended, effective as of April 22, 2019, subject to approval by the Company’s stockholders, as set forth below:

1.    Section 5.02 of the 2017 Equity Incentive Plan is hereby deleted and replaced in its entirety with the following:

Aggregate Limit.

Subject to adjustment as provided under Article XIV, the maximum aggregate number of shares of Common Stock that may be delivered with respect to Awards under the Plan (and the maximum aggregate number of shares of Common Stock that may be issued under the Plan through incentive stock options granted under the Plan) is equal to 13,170,000 shares.

FURTHER RESOLVED, that, except as amended hereby, the 2017 Equity Incentive Plan shall continue to read in the current state and is specifically ratified and reaffirmed.

[Remainder of Page Intentionally Blank]

NEW YORK MORTGAGE TRUST, INC.
ATTN: NATHAN REESE
90 PARK AVENUE
NEW YORK, NEW YORK 10016

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A David R. Bock	☐	☐	☐
1B Michael B. Clement	☐	☐	☐
1C Alan L. Hainey	☐	☐	☐
1D Steven R. Mumma	☐	☐	☐
1E Steven G. Norcutt	☐	☐	☐
1F Lisa A. Pendergast	☐	☐	☐
1G Jason T. Serrano	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.:	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
3. Advisory vote on the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4. and 5.:	For	Against	Abstain
4. Approval of an Amendment to the Company's 2017 Equity Incentive Plan.	☐	☐	☐
5. To consider and act upon a proposal to ratify, confirm and approve the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000421912_1 R1.0.1.18

If you wish to obtain directions to the Annual Meeting,
please contact our Investor Relations at (646) 216-2363

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com

NEW YORK MORTGAGE TRUST, INC.
Annual Meeting of Stockholders
June 28, 2019 9:00 AM, Local Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint Steven R. Mumma, Jason T. Serrano, Kristine R. Nario-Eng and Nathan R. Reese and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEW YORK MORTGAGE TRUST, INC. that the stockholder(s) is/are entitled to vote at the 2019 Annual Meeting of Stockholders to be held at 09:00 AM, local time, on June 28, 2019 at Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, NY 10103, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" ALL NOMINEES IN PROPOSAL No. 1, "FOR" PROPOSAL No. 2, "FOR" PROPOSAL No. 4, "FOR" PROPOSAL No. 5 AND "1 YEAR" ON PROPOSAL No. 3 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

0000421912_2 R1.0.1.18

Continued and to be signed on reverse side